UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☑ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Wm. WRIGLEY Jr. Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SEC 1913 (03-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Wm. WRIGLEY Jr. Company

Wrigley Building    •    410 North Michigan Avenue    •    Chicago, Illinois 60611

February 11, 2008

Dear Stockholder:

You are cordially invited to attend the 105th Annual Meeting of Stockholders of Wm. Wrigley Jr. Company. The meeting will be held at 9:00 a.m. Chicago time on Wednesday, March 12, 2008, at the Chase Auditorium, Chase Tower, located at 10 South Dearborn Street in the Chicago Loop and bounded by Madison, Clark, Monroe and Dearborn streets. For your reference, a map of the area is provided inside the back cover of this Proxy Statement.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Please note, we are requiring admission tickets to attend the Annual Meeting. For more information, please refer to the Notice of Meeting.

If you own shares of record, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy card(s), or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy anytime before the Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 3 of this Proxy Statement. Your vote is very important. I look forward to seeing you at the meeting.

Sincerely,

WILLIAM WRIGLEY, JR.

Executive Chairman

and Chairman of the Board

Wm. WRIGLEY Jr. Company

Wrigley Building     •     410 North Michigan Avenue     •     Chicago, Illinois 60611

Notice of the 105th Annual Meeting of Stockholders

of Wm. Wrigley Jr. Company

Date:	Wednesday, March 12, 2008

Time:	9:00 a.m., Central Standard Time

Place:	Chase Auditorium Chase Tower 10 South Dearborn Street Chicago, Illinois 60603

Purposes:	1. Toelect three Class III Directors to serve on the Board of Directors until the Annual Meeting in 2011;

2. To ratify the appointment of the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2008; and

3. To transact such other business that may properly come before the Annual Meeting and any adjournments thereof.

Who Can Vote:	Stockholders at the close of business on January 15, 2008

How You Can Vote:

You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card.

Who May Attend:

Only persons with an admission ticket, evidence of stock ownership or who are guests of the Company may attend and be admitted to the Annual Meeting. Photo identification will be required (a valid driver’s license or passport is preferred).

•       If your shares are registered in your name, you must bring the admission ticket attached to your proxy card. If you would like to pre-register for the meeting, or if you have elected to receive your proxy materials electronically, please contact the Company’s Stockholder Relations Department at 1-800-874-0474 and request an admission ticket.

•       If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the meeting.

By Authorization of the Board of Directors,

HOWARD MALOVANY

Senior Vice President, Secretary and General Counsel

Chicago, February 11, 2008

Your Vote Is Important. Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 12, 2008.

The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2007 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available at www.envisionreports.com/wwy.

Proxy Statement for the

Annual Meeting of Stockholders of

WM. WRIGLEY JR. COMPANY

To Be Held on Wednesday, March 12, 2008

Page
Proxy Statement	1

Solicitation	1

Voting Information	1

Proposal 1 — Election of Class III Directors	4

Corporate Governance	8

Meetings and Committees of the Board	11

Executive Compensation	15

Compensation Committee Report	27

Summary Compensation Table	28

Grants of Plan Based Awards	32

Outstanding Equity Awards at Fiscal Year-End	33

Option Exercises and Stock Vested	34

Pension Benefits	34

Nonqualified Deferred Compensation	35

Potential Payments Upon Termination or Change of Control	37

Director Compensation	40

Director Summary Compensation Table	42

Security Ownership	43

Proposal 2 — The Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm (Independent Auditors)	46

Audit Committee Disclosure	46

Section 16(a) Beneficial Ownership Reporting Compliance	48

Stockholder Proposals for the 2009 Annual Meeting of Stockholders	48

Other Business	48

Appendix A — Audit and Non-Audit Services Pre-Approval Policy	A-1

Map/Directions to Chase Auditorium (Annual Meeting) Inside Back Cover

PROXY STATEMENT

FOR THE

105th ANNUAL MEETING OF STOCKHOLDERS OF

WM. WRIGLEY JR. COMPANY

TO BE HELD ON WEDNESDAY, MARCH 12, 2008

Solicitation

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of Wm. Wrigley Jr. Company (the “Company” or “Wrigley”) are being mailed on or about February 11, 2008. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the 105th Annual Meeting of Stockholders (the “Meeting”). The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Who is the Proxy Committee?

The Proxy Committee was appointed by the Board at their meeting held on February 1, 2008, and is comprised of William Wrigley, Jr., William D. Perez, Richard K. Smucker and Howard Malovany.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Proxy Committee appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of, and to vote at, the Meeting if you owned shares of Common Stock or Class B Common Stock of the Company at the close of business on our record date of Tuesday, January 15, 2008.

How many shares of Common Stock and Class B Common Stock may vote at the Meeting?

As of January 15, 2008, there were 217,515,229 shares of Common Stock and 56,453,637 shares of Class B Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented. Each share of Class B Common Stock is entitled to ten votes on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “stockholder of record”. If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record”, you have several choices. You can vote your proxy:

•	by mailing in the enclosed proxy card;

•	over the telephone; or

•	via the Internet.

Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name”, your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Meeting?

If you are a “stockholder of record”, you may vote your shares in person at the Meeting. If you hold your shares in “street name”, you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all three nominees for Class III Directors with terms expiring at the 2011 Annual Meeting of Stockholders.

Proposal 2 —	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2008.

What are my choices when voting?

Proposal 1 —You

may cast your vote in favor of electing one or more of the nominees as Directors or withhold your vote on one or more nominees. Abstentions and broker non-votes will have no effect on the director election since only votes “For” and “Withheld” will be counted.

Proposal 2 —You

may cast your vote in favor of or against the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2008, or you may elect to abstain from voting your shares.

What happens if a director nominee does not receive a majority of the votes cast?

An incumbent director nominee, running uncontested, who receives more “Withheld” than “For” votes is required to tender his or her irrevocable resignation for consideration by the Board. The Corporate Governance Committee, or such other committee designated by the Board, will recommend to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. The Director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the Proxy Committee appointed by the Board will vote your shares as follows:

Proposal 1 —	FOR the election of all three nominees for Class III Directors with terms expiring at the 2011 Annual Meeting of Stockholders.

Proposal 2 —	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2008.

How are abstentions and broker non-votes treated?

Abstentions are deemed “present” at the Meeting and are counted for quorum purposes. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote. Abstentions, other than for Proposal 1 on which abstentions will have no effect, will have the same effect as a vote against the matter.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the Secretary of the Company that is received prior to the Meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so that it is received prior to the Meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the Meeting and voting your shares in person.

What vote is required to approve each proposal?

Proposals 1 and 2 require the affirmative vote of a majority of those shares present in person or represented by proxy which are entitled to vote thereon at the Meeting, with both Common Stock and Class B Common Stock voting together as a single class.

Who will count the votes?

Representatives from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Meeting.

Who pays the cost of this proxy solicitation?

The Company pays the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s Common Stock and Class B Common Stock.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to mailing these proxy materials, certain Directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the Meeting, please call our Stockholder Relations Department at 1-800-874-0474.

PROPOSAL 1

Election of Class III Directors

Composition of the Board

The full Board consists of ten Directors. The Board is divided into three classes, with Class I and III each having three Directors and Class II having four Directors. The Directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of Directors at each annual meeting.

The current composition of the Board is:

Class I Directors (serving until the 2009 Meeting):	John F. Bard Howard B. Bernick Melinda R. Rich

Class II Directors (serving until the 2010 Meeting):	Thomas A. Knowlton William D. Perez Steven B. Sample Alex Shumate

Class III Directors (term expiring at this Meeting):	John Rau Richard K. Smucker William Wrigley, Jr.

The election of three Class III Directors will take place at the Meeting. At its meeting of February 1, 2008, the Board approved the recommendation of the Corporate Governance Committee that the full Board remain comprised of ten Directors and that three Class III Directors be elected for a three-year term.

If elected, each of the three Class III Director nominees will serve on the Board until the Annual Meeting in 2011, or until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the three nominees for election named in this Proxy Statement will be unable to serve.

Your Board Recommends That Stockholders Vote FOR All Three Nominees Listed Below.

Nominees For Election as Class III Directors with Terms Expiring at the 2011 Annual Meeting:

John Rau

Age: Director Since: Committees: Principal Occupation: Other Directorships:

59

2005

Compensation Committee and Corporate Governance Committee

President and Chief Executive Officer since 2002, and Director since 2003, of Miami Corporation, a private holding company founded in 1917. Formerly, Mr. Rau was President and Chief Executive Officer of Chicago Title Corporation and Chicago Title and Trust Company from 1997 to 2000 and Dean, The School of Business, Indiana University, from 1993 to 1996.

Nicor Inc. and First Industrial Realty Trust, Inc.

Richard K. Smucker

Age: Director Since: Committees: Principal Occupation: Other Directorships:

59

1988

Chairman of the Audit Committee

Co-Chief Executive Officer since 2001, President since 1987, a Director since 1975, and Chief Financial Officer from 2003 through 2004, of The J.M. Smucker Company, a manufacturer of fruit spreads, juices and beverages, shortening and oils, and other food-related products.

The Sherwin-Williams Company

William Wrigley, Jr.

Age: Director Since: Committees: Principal Occupation:

44

1988

None

Executive Chairman of the Company since 2006, Chairman of the Board since 2004, President and Chief Executive Officer of the Company from 1999 to 2006, Vice President of the Company from 1991 to 1999 and Assistant to the President from 1985 to 1992.

Continuing Class I Directors with Terms Expiring at the 2009 Annual Meeting:

John F. Bard

Age: Director Since: Committees: Principal Occupation: Other Directorships:

66

1999

Audit Committee and Corporate Governance Committee

Senior Vice President from 1991 until 1999 and Executive Vice President from 1999 until 2000, when he retired from the Company.

Weight Watchers International, Inc.

Howard B. Bernick

Age: Director Since: Committees: Principal Occupation:

55

2001

Audit Committee and Compensation Committee

President of Bernick Holdings, Inc., since November 2006. President and Chief Executive Officer from 1994 to 2006, and a member of the Board of Directors from 1986 to 2006, of Alberto-Culver Company, a global manufacturer, marketer and distributor of beauty and hair care products.

Melinda R. Rich

Age: Director Since: Committees: Principal Occupation: Other Directorships:

50

1999

Chairman of the Corporate Governance Committee

Vice Chairman since 2006, and a Director and Managing Shareholder since 1998, of Rich Products Corporation, Buffalo, New York, a multinational, privately-held, family-owned manufacturer and distributor of food products. President of Rich Entertainment Group since 1994. Chairman of Rich Products Finance and Audit Committee.

M&T Bank Corporation, Buffalo, New York

Continuing Class II Directors With Terms Expiring at the 2010 Annual Meeting:

Thomas A. Knowlton

Age: Director Since: Committees: Principal Occupation: Other Directorships:

61

1996

Chairman of the Compensation Committee

Dean of the Faculty of Business at Ryerson University, Toronto, Canada from 2000 until retirement in 2005. Executive Vice President of the Kellogg Company from 1992 until 1998. President of Kellogg North America from 1994 until 1998.

Sun-Rype Products Ltd.

William D. Perez

Age: Director Since: Committees: Principal Occupation: Other Directorships:

60

2006

None

President and Chief Executive Officer of the Company since October 2006. President and Chief Executive Officer of Nike, Inc. from 2004 until 2006. President and Chief Executive Officer of S.C. Johnson & Son, Inc. from 1997 to 2004.

Johnson & Johnson

Steven B. Sample

	Age: Director Since: Committees: Principal Occupation: Other Directorships:	67 1997 Compensation Committee and Corporate Governance Committee President of the University of Southern California since 1991. Intermec, Inc., AMCAP Fund Inc. and American Mutual Fund, Inc.

Alex Shumate

Age: Director Since: Committees: Principal Occupation: Other Directorships:

57

1998

Audit Committee and Corporate Governance Committee

Partner of the law firm Squire, Sanders & Dempsey, L.L.P., resident in Columbus, Ohio, since 1988, and its Managing Partner since 1991.

Nationwide Financial Services, Inc. and Cincinnati Bell Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines titled “Principles of Corporate Governance” which are available at www.wrigley.com by first clicking “INVESTORS” and then “Corporate Governance” and then “Governance Principles”. The “Principles of Corporate Governance” is also available in print to any stockholder who requests it. These principles were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the stockholders.

On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

The Board is charged with resolving any conflict of interest involving the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Vice President – Finance, the Controller, the Treasurer, the General Counsel or any executive vice president or senior vice president. The Executive Chairman and the Chief Executive Officer are charged with resolving any conflict of interest involving any other elected officer of the Company. In the event of an actual or potential conflict of interest involving any member of the Board, including a related party transaction, the Director involved shall promptly inform the Chairman of the Board, the Executive Chairman, the Chief Executive Officer or the Corporate Secretary of the conflict. In the event that the conflict of interest, or potential conflict of interest, cannot be resolved, the Director should resign.

The Company’s policies and procedures related to the approval of related party transactions are included in our Code of Business Conduct which provides that associates of the Company should avoid any situation that is, or could be interpreted to be, a conflict of interest. No waiver of any provision of the Code of Business Conduct is permitted for any director, manager or associate of the Company, or any associated company, without prior approval of the board of that company.

Related Party Transactions

Miami Corporation, of which Mr. Rau is President, Chief Executive Officer and a director, leases office space in the Wrigley Building, which is owned by the Company. The approximate annual lease amount to be paid in 2008 by Miami Corporation is $437,000.

For the fiscal year ended December 31, 2007, there were no other transactions with the Company in which any related person had a direct or indirect material interest that would need to be disclosed pursuant to Item 404 of Regulation S-K nor were there any such planned transactions.

Director Independence

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with guidelines it has adopted, which include all elements of independence set forth in the New York Stock Exchange listing standards. The Company’s Director Independence Standards are attached as Exhibit A to the Company’s “Principles of Corporate Governance” which is available at www.wrigley.com by first clicking “INVESTORS” and then “Corporate Governance” and then “Governance Principles”.

Based on these standards, at its meeting held on February 1, 2008, the Board determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and stockholder of the Company:

(1) John F. Bard	(5) Melinda R. Rich
(2) Howard B. Bernick	(6) Steven B. Sample
(3) Thomas A. Knowlton	(7) Alex Shumate
(4) John Rau	(8) Richard K. Smucker

In addition, based on such standards, the Board determined that: (a) William Wrigley, Jr. is not independent because he is the Executive Chairman of the Company and is the beneficial owner of more than 5% of the outstanding shares of the Class B Common Stock of the Company; and (b) William D. Perez is not independent because he is the President and Chief Executive Officer of the Company.

Nominations for Directors

Identifying Candidates

The Corporate Governance Committee is responsible for screening potential Director candidates and recommending qualified candidates to the Board for nomination. The Committee considers recommendations of potential candidates from current Directors, management and stockholders. Stockholders’ nominations for Directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Corporate Governance Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than October 14, 2008, in order to be included in the proxy statement for the next annual election of Directors.

Chairman of the Corporate Governance Committee

Wm. Wrigley Jr. Company

c/o Secretary

The Wrigley Building

410 North Michigan Avenue

Chicago, Illinois 60611

Qualifications

The Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential Director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board has developed a group of criteria which are designed to describe what qualities and characteristics are desired for the Board as a whole. The full Board conducts an annual self-evaluation of its membership with respect to the criteria. The purpose of this evaluation is to help ensure the Board remains comprised of members fulfilling the desired complement of talents and expertise for the Board as a whole. No single Director is expected to have each criterion. The Board applies these same criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources.

The criteria are reviewed annually by the Corporate Governance Committee and the Board to ensure they remain pertinent and robust. In general, they require that each Director:

•	have the highest personal and professional ethics, integrity and values;

•	consistently exercise sound and objective business judgment; and

•	have a comfort with diversity in its broadest sense.

In addition, it is anticipated that the Board as a whole will have individuals with:

•	significant appropriate senior management and leadership experience;

•	a comfort with technology;

•	a long-term and strategic perspective; and

•	the ability to advance constructive debate and a global perspective.

Further, it is important for the Board as a whole to operate in an atmosphere where the chemistry between and among the members is a key element.

A complete statement of the criteria is annexed to the Company’s “Principles of Corporate Governance” available at the website noted on page 8.

Candidate Selection Process

Upon receipt of a stockholder-proposed Director candidate, the Secretary assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to be filled by adding or replacing a Director. The Corporate Secretary then develops a Director profile by comparing the current list of criteria with the desired state and with the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Chairman of the Corporate Governance Committee and the Chairman of the Board for discussion. Following this discussion, the profile and the candidate’s materials are forwarded to all committee members and consideration of the candidate is added as an agenda item for the next Corporate Governance Committee meeting.

Similarly, if at any time the Corporate Governance Committee or the Board determines there may be a need to add or replace a Director, the Corporate Secretary, the Corporate Governance Committee Chairman and the Chairman of the Board develop a Director profile by comparing the current list of criteria with the desired state. If no candidates are apparent from any source, the Corporate Governance Committee will determine the appropriate method to conduct a search.

Regardless of how a candidate is brought to the Corporate Governance Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail or via e-mail. The following address may be used by those who wish to send such communications by regular mail:

[Board of Directors] or [Name of Individual Director(s)]

Wm. Wrigley Jr. Company

c/o Secretary

The Wrigley Building

410 North Michigan Avenue

Chicago, IL 60611

Stockholders who wish to send such communications via e-mail can do so at www.compliancehelpline.com. By entering the username WWJC and the password DIRECTORS (both are case sensitive), you are connected to a Company-branded home page. You may then leave a written message to any one or a combination of Directors. You will also be given the option of entering information on how you can receive a return message.

The Board has instructed the Secretary to review all communications so received (via regular mail or e-mail), and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints or suggestions) and personal grievances. However, any Director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Directors.

Code of Ethics

The Company’s Code of Business Conduct, which is the Company’s code of ethics applicable to all Directors, managers and associates worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and compliance with laws affecting the Company’s business. The Code of Business Conduct is available at www.wrigley.com by first clicking on “INVESTORS” and then “Corporate Governance” and then “Code of Business Conduct”. The Code of Business Conduct is also available in print to any stockholder who requests it.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct relating, among other things, to:

•	accounting practices, internal accounting controls, or auditing matters and procedures;

•	theft or fraud of any amount;

•	insider trading;

•	performance and execution of contracts;

•	conflicts of interest;

•	violations of securities and antitrust laws; and

•	violations of the Foreign Corrupt Practices Act.

Any employee, stockholder or other interested party can call the following toll-free number to submit a report. This number is operational 24 hours a day, seven days a week:

1-800-210-1458

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board met five times during 2007, all of which were regularly scheduled meetings. All Directors attended at least 75% of the meetings of the Board and the Committees on which they served during the fiscal year ended December 31, 2007. All of the Directors attended the 2007 Annual Meeting of Stockholders on March 14, 2007.

Presiding Director and Executive Sessions

In 2007, the Board held five regularly scheduled executive sessions in which only independent, non-employee Directors were present. The presiding Director for executive sessions of non-management directors rotates among the Directors in attendance based on service on the Board, beginning in January 2003 with the Director with the most service on the Board at such time. The Board does not believe that it is either necessary or desirable that one particular director be designated as the lead director to preside over all executive sessions. The Board is small and collegial and rotation of the presiding director affords each Director the opportunity to lead in the dialogue and communication among the Directors and with the Chairman of the Board or the Chief Executive Officer, as the case may be.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Corporate Governance Committee. In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on the Company’s website at www.wrigley.com by first clicking on “INVESTORS” and then “Corporate Governance”. The charter of each committee is also available in print to any stockholder who requests it. The table below shows current membership for each of the standing Board committees.

Audit Committee	Corporate Governance Committee	Compensation Committee
John F. Bard	John Bard	Howard B. Bernick
Howard B. Bernick	John Rau	Thomas A. Knowlton*
Alex Shumate	Melinda R. Rich*	John Rau
Richard K. Smucker*	Steven B. Sample	Steven B. Sample
Alex Shumate

* Committee Chairman

Audit Committee

The Audit Committee has four members and met eight times in fiscal 2007. The Audit Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that Mr. Smucker, Chairman of the Audit Committee, and Mr. Bard, are Audit Committee Financial Experts within the meaning stipulated by the Securities and Exchange Commission. The Board has adopted a charter for the Audit Committee. The charter is available on the Company’s website at www.wrigley.com by first clicking on “INVESTORS” and then “Corporate Governance”. The charter is also available in print to any stockholder who requests it.

The Audit Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

•	establish policies and procedures for, review, and approve the appointment, compensation and termination of the independent registered public accounting firm;

•	review with the independent registered public accounting firm and financial management of the Company and approve the scope of the audit;

•	pre-approve all audit and permissible non-audit fees;

•

hold meetings periodically with the independent registered public accounting firm and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

•	review consolidated financial statements and disclosures;

•	review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

•	perform other functions or duties deemed appropriate by the Board.

Corporate Governance Committee

The Corporate Governance Committee has five members and met three times in fiscal 2007. The Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Corporate Governance Committee, which is available on the Company’s website at www.wrigley.com by first clicking on “INVESTORS” and then “Corporate Governance”. The charter is also available in print to any stockholder who requests it.

The Corporate Governance Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

•	develop qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors;

•	consider and propose Director nominees for election at the Annual Meeting of Stockholders;

•	select candidates to fill Board vacancies as they may occur;

•	make recommendations to the Board regarding Board committee memberships;

•	monitor developments in corporate governance principles and standards, assess the adequacy of the Company’s governance system and develop the Company’s corporate governance guidelines and procedures;

•	facilitate an annual assessment of the performance of the Board and each of its standing Committees;

•	consider the independence of each Director and nominee for Director; and

•	perform other functions or duties deemed appropriate by the Board.

Compensation Committee

The Compensation Committee has four members and met four times in fiscal 2007. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.wrigley.com by first clicking on “INVESTORS” and then “Corporate Governance”. The charter is also available in print to any stockholder who requests it.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•

establish the base salary, incentive compensation and any other compensation for the Company’s Executive Chairman and the Chief Executive Officer and review and approve the Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him including the named executive officers;

•	monitor the Company’s management incentive and stock based compensation plans, retirement and welfare plans and discharge the duties imposed on the Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the members of the Company’s Executive Leadership Team, which includes the Executive Chairman, the Chief Executive Officer and other executive officers of the Company, and the Company’s Directors are made by the Compensation Committee. Decisions regarding non-equity compensation of the other executive officers are made by each officer’s supervisor and approved by the Chief Executive Officer. The Committee has engaged Hewitt

Associates, an outside global human resources consulting firm, to conduct an annual review of its total compensation program for executive officers and provide market data on the compensation practices of our peer group companies.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Corporate Secretary and the head of the Company’s Global Rewards department. Compensation Committee meetings are regularly attended by the Executive Chairman and Chairman of the Board, the Chief Executive Officer, the Chief Administrative Officer and the Corporate Secretary. At each meeting, the Compensation Committee also meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board.

Hewitt Associates and the Company’s Global Rewards department support the Compensation Committee in its duties by preparing and providing informational materials and market data to support the agenda for Compensation Committee meetings. A recommendation for the payout percentage for the corporate financial objectives under the Company’s Executive Incentive Compensation Program is provided by the Company’s finance department after its review of the Company’s annual performance.

The Global Rewards department, along with the Executive Chairman and the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

In 2007, the Compensation Committee engaged W.T. Haigh and Company, an independent executive compensation consulting firm, to review the Company’s executive compensation and benefits programs. Specifically, the Compensation Committee asked W.T. Haigh and Company to review the Company’s rewards philosophy (including our compensation objectives), compensation programs, benefits and perquisites, change-in-control agreements, compensation committee procedures, executive compensation policies and director compensation. In addition, the Compensation Committee engaged Hewitt Associates to analyze the findings of W.T. Haigh and Company’s review.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers and other members of the Company’s Executive Leadership Team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executive officers.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 29, are referred to as the “named executive officers”.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain high-performing employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Based on the foregoing objective, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Setting Executive Compensation

Grade Levels

The range of compensation that can be awarded (i.e., the award opportunity) to an employee in a given year, including to any named executive officer, is based upon the employee’s grade level. Grade levels are determined based upon market data on the compensation of similarly situated executives of our Compensation Peer Group (as described below), internal pay equity (including the executive’s accountability and impact on Company operations) and the individual’s experience level and performance. The number of shares granted to a named executive officer pursuant to the Long-Term Stock Grant Program, the number of options granted to a named executive officer pursuant to the Stock Option Program and the target bonus opportunity payable to a named executive officer under the Executive Incentive Compensation Program are fixed according to the named executive officer’s grade level and are the same for each individual in that grade level.

The decision of the grade level assigned to each named executive officer other than the Executive Chairman and the Chief Executive Officer, is recommended by the Chief Executive Officer and must be approved by the Committee. The decision of the grade level assigned to the Executive Chairman and the Chief Executive Officer is made by the Committee. In determining what grade level to assign to a position, first we look at market data within our Compensation Peer Group for the position and determine which grade level has a compensation range similar to that reflected by the market data. Then, we determine whether a deviation from the market data is appropriate for the position. Factors that may result in a deviation from the market data are an individual’s experience level, the job responsibilities of the position and the relative responsibility of the position compared to that of others within the Company. In 2007, factors that resulted in deviations from market data for our named executive officers included the officer’s individual experience level, including experience in senior management roles.

Role of the Compensation Consultant

The Committee has engaged Hewitt Associates, an outside global human resources consulting firm, to conduct an annual review of the total compensation program for the Executive Chairman and the Chief Executive Officer as well as for other key executives, including our named executive officers. Hewitt Associates provides the Committee with data showing the total compensation package that the Executive Chairman and the Chief Executive Officer would receive, by element, at each of a variety of different potential pay levels and relative to similarly situated employees at companies within our Compensation Peer Group. With respect to the other named executive officers, Hewitt Associates provides information showing, by element, where each named executive officer’s compensation would fall relative to similarly situated individuals at companies within our Compensation Peer Group were the Committee to adopt the compensation recommendations of the Chief Executive Officer for such named executive officer.

A significant percentage of total compensation is allocated to variable compensation as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term variable compensation. Rather, the Committee reviews market data provided by Hewitt Associates to determine the appropriate level and mix of variable compensation, which can change from year-to-year. Named executive officers realize income from variable compensation upon the achievement of pre-established performance goals of the Company or the individual, depending on the type of award. Historically, and in fiscal 2007, the Committee granted a majority of total compensation (approximately 65%) to the named executive officers in the form of incentive compensation.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company. Decisions regarding the non-equity compensation of other elected executive officers are made by each officer’s supervisor and approved by the Chief Executive Officer.

The Chief Executive Officer annually reviews the performance of each named executive officer (other than the Chief Executive Officer and the Executive Chairman, whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Tally Sheets

In addition to the recommendations of the Chief Executive Officer, the Committee reviews tally sheets for each named executive officer. No specific weight is assigned by the Committee to the tally sheets. The tally sheets present the Committee with specific dollar amounts for all components of compensation, showing each named executive officer’s annual total compensation as well as the individual’s accumulated wealth calculated using various prices for the Company’s Common Stock. The accumulated wealth summary allows the Committee to assess the overall reasonableness of its past compensation decisions. At this time, the tally sheets are not used by the Committee to determine current compensation for a named executive officer.

Benchmarking Target Executive Compensation

In making decisions regarding target compensation, the Committee compares each element of total compensation against a peer group of publicly-traded and privately-held food and consumer products companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes Wrigley competes for talent and for stockholder investment. The companies comprising the Compensation Peer Group are:

• Alberto-Culver USA, Inc.,	• Hallmark Cards, Inc.,
• Bausch & Lomb Incorporated,	• Kellogg Company,
• Campbell Soup Company,	• Kimberly-Clark Corporation,
• Church & Dwight Company, Inc.,	• Mars Incorporated,
• The Clorox Company,	• Molson Coors Brewing Company,
• Colgate-Palmolive Company,	• Newell Rubbermaid Inc.,
• Del Monte Foods Company, Inc.,	• Revlon Inc.,
• Dial Corporation (a wholly-owned subsidiary of Henkel Corporation of America),	• S.C. Johnson & Sons, Inc., • Sara Lee Corporation,
• Dole Food Company, Inc.,	• Tupperware Corporation,
• Fortune Brands, Inc.,	• Unilever U.S., Inc., and
• General Mills, Inc.,	• UST Inc.
• H.J. Heinz Company,

For comparison purposes, Wrigley’s annual revenues are slightly below the median revenues of the Compensation Peer Group. Because of the large variance in size among the companies comprising the Compensation Peer Group, regression analysis is used to adjust the compensation data for differences in company revenues. This adjusted value is used as the basis of comparison of compensation between Wrigley and the companies in the Compensation Peer Group.

The Company competes with many companies larger than itself for top executive-level talent. As such, generally the number of shares or options awardable to, and the targeted total cash compensation for, named executive officers are each set at approximately the 75th percentile of such compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. This objective recognizes the Committee’s expectation that, over the long term, Wrigley will continue to generate stockholder returns in excess of the average of its peer group. The Committee periodically reviews the appropriateness of continuing to target the 75th percentile for compensation for our named executive officers. In some cases the compensation targeted will differ from our 75th percentile target if the Committee determines that a named executive officer’s experience level and/or performance dictates a deviation above or below this benchmark. In 2007, factors that resulted in deviations from market data for our named executive officers included the officer’s experience in senior management roles, length of service in current position, individual performance and internal-equity.

For compensation paid prior to fiscal 2008, the Company did not calibrate or analyze the percentile earned or compensation realized versus the benchmark group because the named executive officers’ earned incentive compensation is a function of pre-established performance goals and therefore cannot be compared solely based on compensation realized at other companies. For example, while the target payout under the Executive Incentive Compensation Program may result in cash compensation to a named executive officer within the benchmark range, if the Company were unable to meet these performance objectives, the actual compensation paid to an individual may be less than the benchmark.

2007 Executive Compensation

For the fiscal year ended December 31, 2007, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity-based incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility and are benchmarked against similar positions at the companies comprising our Compensation Peer Group. Base salary ranges are designed so that salary opportunities for each grade level will be between 80% and 125% of the midpoint of the base salary established for each range. The actual salary awarded to a named executive officer within this range is based upon the named executive officer’s performance and experience level.

During its review of base salaries for executives, the Committee primarily considers:

•	market data of the companies comprising our Compensation Peer Group provided by Hewitt Associates;

•	internal review of the executive’s position and current compensation, both individually and relative to other executive officers;

•	experience level; and

•	the individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

2007 Base Salary Merit Increases

For fiscal 2007, Mr. Perez, in his capacity as the Company’s Chief Executive Officer, reviewed the individual performance of the other named executive officers (other than the Executive Chairman) during the prior twelve-month period against the goals established by such named executive officer at the beginning of the year (which goals were submitted to and approved by Mr. Perez at that time). A performance rating was assigned by Mr. Perez for each named executive officer and was submitted to the Committee along with a recommendation on any adjustment to such named executive officer’s base salary.

In February 2007, the Committee approved merit-based increases for fiscal 2007 in the base salaries of Messrs. Gamoran, Hempstead and Petrovich. The Committee decided not to provide salary increases for Messrs. Wrigley, Jr. and Perez because Mr. Wrigley, Jr. had been serving as Executive Chairman and Chairman of the Board (prior to October 2006 he had the positions of Chairman of the Board, President and Chief Executive Officer), and Mr. Perez had been serving as President and Chief Executive Officer, for only four months at the time the merit increases were considered. The Committee determined that this short period of time was insufficient to properly evaluate their performance in their new roles. In assessing the performance of Messrs. Gamoran, Hempstead and Petrovich, the Committee considered their success in developing and implementing new, key initiatives within each of their departments. In addition to his merit increase, the Committee also approved a salary adjustment for Mr. Gamoran based on a review of comparative data for our Compensation Peer Group.

The Committee approved the following merit-based increases in the base salary of each of the named executive officers for fiscal 2007:

Name	Merit-Based Salary Increases	2007 Base Salary
William D. Perez	0%	$1,460,000
Reuben Gamoran	6.3%	$ 475,000
William Wrigley, Jr.	0%	$1,425,000
Peter R. Hempstead	4.1%	$ 640,000
Dushan Petrovich	8.9%	$ 610,000

The variation in the base salary paid to Mr. Perez, our President and Chief Executive Officer, and Mr. Wrigley, Jr., our Executive Chairman and Chairman of the Board, versus the base salaries paid to the other named executive officers reflects their high level of accountability and responsibility, the market data for their roles relative to other named executive officers at the companies comprising our Compensation Peer Group and each individual’s business experience.

Performance-Based Incentive Compensation

The Company’s management incentive plans (the “MIPs”) give the Committee the flexibility to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by Directors and key employees, including our named executive officers, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of the Company. Worldwide, the Company currently has approximately 750 key employees (including the named executive officers) and non-employee Directors who are eligible to receive awards under one or more of the programs.

Pursuant to the MIPs, the Committee may grant participants shares of the Company’s Common Stock, restricted stock, stock units, stock options, stock appreciation rights, performance units and/or performance bonuses pursuant to programs under the MIPs, including the Stock Option Program, the Restricted Stock Program, the Long-Term Stock Grant Program and the Stock Award Program. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. In addition, pursuant to the Restricted Stock Program, the Chief Executive Officer has discretionary authority to grant restricted shares or share units to certain high-performing executives. Awards of restricted stock or units vest between two and five years after the date of the grant. Awards of restricted stock or units to insiders subject to Section 16(b) of the Securities Act of 1933 require the approval of the Committee. Currently, no named executive officer owns any shares or units of restricted stock granted under the Restricted Stock Program.

Ownership Guidelines

To directly align the interests of executive officers with the interests of the stockholders, the Committee requires that each named executive officer maintain a minimum ownership interest in the Company. The amount required to be retained varies depending upon the executive’s position. The Executive Chairman and the Chief Executive Officer are each required to own and retain a minimum number of shares or share units totaling in value five times his or her base salary while all other named executive officers are required to own and retain a minimum number of shares or share units totaling in value no less than three times his base salary. If these minimum ownership standards are not achieved and maintained within five years of becoming an executive officer, the named executive officer will be precluded from subsequent sales and transfers of shares and options awarded to the executive pursuant to the Long Term Stock Grant Program and the Stock Option Program.

Executive Incentive Compensation Program

The Executive Incentive Compensation Program (the “EICP”) is an annual cash incentive program under the MIPs. The EICP provides guidelines for the calculation of annual non-equity incentive-based compensation

At its October meeting each year, the Committee establishes the EICP for the succeeding year and approves the group of employees eligible to participate in the EICP for that year. The EICP includes various incentive levels based on the participant’s grade level with target award opportunities that are established as a percentage of base salary. The target award opportunity for each of the named executive officers in 2007 was as follows:

Name	Target Percentage of Base Salary
William D. Perez	110%
Reuben Gamoran	60%
William Wrigley, Jr.	110%
Peter R. Hempstead	70%
Dushan Petrovich	70%

For fiscal 2007, 25% of a named executive officer’s EICP award was based upon individual performance as measured on a scale of 1 to 5 by the Company’s Leadership Behavior Assessment and 75% of a named executive officer’s EICP award was based upon the Company’s achievement of corporate financial objectives which were set at the beginning of the fiscal year.

The Leadership Behavior Assessment is a subjective assessment completed by the Chief Executive Officer for each named executive officer (other than the Executive Chairman) which reviews how well the named executive officer has displayed the Company’s six “High Performance Principles”. The High Performance Principles are:

•	a sense of urgency;

•	measured risk taking;

•	effective communication;

•	a spirit of innovation;

•	accountability; and

•	simplicity.

Generally, the Committee considers an overall rating of 3 out of 5 as the target performance level for the individual performance component of the EICP, with a minimum performance level of 1.67 out of 5 and a maximum performance level of 5 out of 5.

The components of the corporate financial objective portion of the EICP awards and the weight associated with the components are as follows:

Component	Weight
Earnings Per Share	50%
Unit Volume	25%
Sales Growth and Return on Invested Capital	25%

In February of each year, the Committee sets minimum, target and maximum levels for each component of the corporate financial objective portion of the EICP. Payments of awards under the

EICP are based upon the achievement of each such objective for the current year, as shown in the following table.

Performance on Corporate Financial Objectives Portion	Payout Percentage of Target Award Opportunity
Does not achieve minimum performance	0%
Achieves or exceeds minimum performance but does not achieve target performance	at least 50% but less than 100%
Achieves or exceeds the target performance level but does not attain maximum performance	at least 100% but less than 200%
Achieves or exceeds the maximum performance level	200%

Upon completion of the fiscal year, the Committee assesses the performance of the Company for each corporate financial objective of the EICP comparing the actual fiscal year results to the pre-determined minimum, target and maximum levels for each objective and an overall percentage amount for the corporate financial objectives is calculated for the named executive officers. This percentage may be positively or negatively modified by the Committee, at its discretion. In the past five fiscal years, the Committee has not modified the percentage payout for the corporate financial objectives portion of the EICP.

Generally, the Committee sets the target level for earnings per share at or slightly below the Company’s long-term earnings growth objective of between 9% and 11% as the Committee believes the long-term objective reflects strong performance. Minimum and maximum earnings per share objectives are set somewhat below or above the target level— generally three to five percentage points — as applicable. In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. Volume, sales and return on invested capital targets are set in alignment with the Company’s strategic plan (which includes projections relating to competition, innovation, supply chain and workforce development, among other projections), and expectations regarding earnings per share and Company performance.

Based on the Company’s performance for fiscal 2007 relative to the corporate financial targets, the payout percentage for the corporate financial objective portion of the EICP was approximately 111%. The total award made to each named executive officers under the EICP for performance in 2007 is reflected in column (f) of the Summary Compensation Table on page 29.

Individual Performance

The performance of Mr. Wrigley, Jr., the Company’s Executive Chairman, and Mr. Perez, the Company’s President and Chief Executive Officer, relative to the Company’s High Performance Principles was evaluated by each of the members of the Company’s Executive Leadership Team. The compilation of these evaluations, along with an evaluation of corporate performance and an assessment of opportunities and accomplishments, was submitted by Messrs. Wrigley, Jr. and Perez to the independent members of the Board. The independent members of the Board reviewed the evaluations and assessments and then performed their own evaluation of Messrs. Wrigley, Jr. and Perez. Based upon these materials, the Committee determined that the performance of Mr. Wrigley, Jr. and the performance of Mr. Perez exceeded the target performance level. In making this decision, the Committee considered Mr. Perez’s and Mr. Wrigley, Jr.’s achievements, including the following:

•	achieving our aspiration of exceeding $5 billion in sales;

•	earnings per share (excluding one-time items) increased by 11% in fiscal 2007, which was at the high-end of our long-term earnings expectation of achieving growth of between 9% and 11%;

•	our successful response to increased competition in certain key geographies including the United Kingdom;

•	the successful launch of 5™ in the United States; and

•	receiving the American Dental Association seal of acceptance for certain of our products.

For fiscal 2007, the performance against the Company’s high performance principles of each named executive officer (other than the Executive Chairman and the Chief Executive Officer) was assessed on a scale of between 1 and 5 by Mr. Perez, our Chief Executive Officer, with specific definitions prescribed for each level of performance. This rating was submitted to the Committee along with a recommended payout. The Committee agreed with Mr. Perez’s recommendation that the performance of each of the named executive officers exceeded the target performance level. Mr. Perez’s review of the accomplishments of each named executive officer showed that each named executive officer excelled in each of the High Performance Principles including sense of urgency, effective communication and accountability. The goals and accomplishments of the named executive officers cover non-public, strategic initiatives within the Company and thus are confidential.

Corporate Financial Performance

The Committee set the minimum, target and maximum levels of the corporate financial objectives in February 2007 and excluded certain events which were either deemed to be extraordinary items or which had not been finalized at the time the targets were set. The target, minimum and maximum for each of the components of the corporate financial objectives for 2007 set forth below are adjusted to include the impact of certain events that were not finalized at the time the targets were set. The actual 2007 results set forth below are not computed in accordance with generally accepted accounting principles as they exclude certain non-recurring items (which, when excluded from our earnings per share as reported in our audited financial statements for the fiscal year ended December 31, 2007, accounted for a $0.04 decrease in our earnings per share). In determining the payout percentages, the Committee used the original targets and compared such targets to the actual results shown below, excluding the impact of the events that had been excluded from the targets in February 2007.

Financial Measure	Minimum	Target	Maximum	Actual	Payout Percentage (a)		Weight		Total
Earnings Per Share	$2.13	$2.21	$2.29	$2.24	130%	x	50%	=	65%
Unit Volume (%age growth)	4%	7%	10%	6%	84%	x	25%	=	21%
Total Sales Growth and ROIC	(b)	(b)	(b)	(b)	101%(b)	x	25%		25%

Approximate Total Payout for the Corporate Financial Objectives								=	111%

(a)	Regression analysis is used to determine the payout percentage.
(b)

ROIC is calculated based on management’s internal estimates and assumptions and thus may differ slightly from a customary calculation of ROIC based on the Company’s financial statements. Sales growth targets and actual results are determined excluding the impact of currency.

Financial Measure	Minimum	Target	Maximum	Actual	Payout Percentage		Weight		Total
Sales Growth	8%	11%	15%	10%	86%	x	12.5%	=	11%
ROIC	16%	18%	20%	18.4%	116%	x	12.5%	=	14%

Approximate Total for the Combined Sales Growth and ROIC								=	25%

Long-Term Incentive Compensation

Long-Term Stock Grant Program

The Long-Term Stock Grant Program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers, including our named executive officers, and certain designated key employees to increase their stake in the Company through grants of the Company’s Common Stock based on a five-year performance cycle. As mentioned earlier, the number of shares that a named executive officer can receive is fixed based on his or her grade level and are the same for each individual in that grade level.

When allocating long-term incentives, the Committee currently targets 70% of the total value to be comprised of stock options with the remaining 30% in the form of long-term stock grants. By using a mix of stock options and long-term stock grants, the Company is able to compensate executives for sustained increases in the Company’s stock performance, through the Stock Option Program, as well as long-term growth in excess of its peer group for the relevant cycle, through the Long-Term Stock Grant Program. Both programs, however, deliver value only when the value of the Company’s stock increases. The actual number of shares earned pursuant to the Long-Term Stock Grant Program depends upon the total stockholder return of the Company over the performance period as compared to its peer group benchmark, which is described in greater detail below.

The Long-Term Stock Grant Program was redesigned beginning with the 2005-2009 performance cycle to focus more closely on the Company’s performance relative to the performance of the Compensation Peer Group companies which are publicly-traded on a U.S. stock exchange and to better correlate the program with actual stockholder value created during each performance cycle. For awards prior to the 2005-2009 cycle:

•

performance is measured by the ratio of the Company’s total stockholder return to the total stockholder return for the S&P 500 Packaged Food and Meats Group Index for the applicable five-year performance period;

•	actual awards, if earned, range from 50% to 150% of the targeted number of shares allocated to each named executive officer, depending on Company performance; and

•	awards are earned at the target level if the Company’s total stockholder return equals the S&P 500 Packaged Food and Meats Group Index total stockholder return for such period.

Performance for the 2005-2009 grant cycle and subsequent cycles is measured against the performance of the Compensation Peer Group companies that are publicly-traded on a U.S. stock exchange as opposed to the S&P 500 Packaged Food and Meats Group Index, with actual awards ranging from between 25% and 200% of the target number of shares allocated to each named executive officer, depending upon Company performance. Under the redesigned system:

•

if the Company’s total stockholder return is below the 40th percentile of the Compensation Peer Group or is negative, regardless of the percentile rank, then no participant will receive an award under the Long-Term Stock Grant Program for that period;

•

if the Company’s total stockholder return is positive and at least at the 40th percentile but is less than the 60th percentile of the Compensation Peer Group, then the individuals receive at least the minimum level of 25%, but less than 100%, of the target number of shares allocated to each individual;

•

if the Company’s total stockholder return is at least at the 60th percentile but is less than the 75th percentile of the Compensation Peer Group, individuals receive at least 100%, but less than 200%, of the target number of shares; and

•	if the Company’s total stockholder return is at or above the 75th percentile of the Compensation Peer Group, individuals receive 200% of the target number of shares.

Annual awards of stock pursuant to the Long-Term Stock Grant Program and the Stock Award Program are made at the Committee’s first regularly scheduled meeting of each year.

2007 Awards under the Long-Term Stock Grant Program

In 2007, the number of shares awarded under the Long-Term Stock Grant Program for the 2003-2007 cycle was above target but below maximum and resulted in a performance payout percentage of 112.2%. The following table shows the amount of stock awards received by each named executive officer under the Long-Term Stock Grant Program for fiscal 2007 performance:

Name	Long-Term Stock Grant Program
William D. Perez	0*
Reuben Gamoran	4,067
William Wrigley, Jr.	20,504
Peter R. Hempstead	7,910
Dushan Petrovich	7,910
* Mr. Perez was not eligible to receive grants under the 2003-2007 cycle and is not eligible to receive grants under the 2004-2008 cycle.

Payouts under the Long-Term Stock Grant and Stock Award Programs as determined for the most recently completed year are reflected in the Summary Compensation Table on page 29 and the Grants of Plan Based Awards Table on page 32.

Stock Option Program

The Stock Option Program assists the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Stock option award levels are determined based on comparisons with the Compensation Peer Group, vary among named executive officers based on their grade levels and are typically granted at the Committee’s regularly scheduled May meeting. Newly hired or promoted executives, other than executive officers, receive their award of stock options on the first business day of the month following their hire or promotion. Newly hired executive officers who are eligible to receive options are generally awarded such options at the next regularly scheduled Committee meeting on or following their hire date.

Options are awarded with exercise prices equal to the New York Stock Exchange’s closing price of the Company’s Common Stock on the date of the grant. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Company’s Common Stock on the grant date. The Committee has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The majority of the options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Vesting and exercise rights cease upon termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

2007 Awards under the Stock Option Program

The number of options awarded to our named executive officers in fiscal 2007 is included in the Grants of Plan Based Awards Table on page 32.

Retirement and Other Benefits

The Company provides named executive officers with certain retirement benefits including participation in the Retirement Plan, the Supplemental Retirement Plan, the Savings Plan, the Savings Restoration Plan and the Executive Compensation Deferral Program. These plans, in connection with the Stock Award Program described below, provide a competitive retirement package for our named executive officers. The Retirement Plan and the Supplemental Retirement Plan are discussed in further detail on pages 34 and 35 and the Savings Plan, the Savings Restoration Plan and the Executive Compensation Deferral Program are discussed in further detail on pages 35 and 36.

Stock Award Program

The Company provides stock awards to select EICP participants under the MIPs, including the named executive officers, whose annual non-equity incentive compensation represents a significant portion of their total annual compensation. The transferability of stock awards is restricted until the executive’s retirement or the termination of the executive’s employment with the Company because these awards are intended to supplement benefits received under the Company’s Retirement Plan and Supplemental Retirement Plan (which cover only base salary) to provide a competitive level of retirement benefits based on an executive’s total cash compensation. Under the Stock Award Program, participants may be awarded a number of shares of the Company’s Common Stock comparable in value to the present value of 1.5% of the participant’s average EICP award received in the prior three years multiplied by such participant’s years of service, and reduced by the present value of prior awards under this program, as shown in the following formula.

Stock Award	=	[	1.5%	×	Average EICP awarded to the participant in prior 3 years	×	Years of service	]	–	Present value of prior Stock Awards

Participants who receive shares under the Stock Award Program may elect to receive or reinvest dividends paid on the shares awarded, with the shares being retained in the Company’s custody and subject to restrictions on sale or transfer until after retirement or termination of employment. Alternatively, participants may elect to defer all or any portion of this benefit in the form of share units with restricted transferability.

2007 Stock Award Program

The following table shows the amount of stock awards received by each named executive officer pursuant to the Stock Award Program for fiscal 2007 performance:

Name	Stock Awards
William D. Perez	274
Reuben Gamoran	1,370
William Wrigley, Jr.	5,359
Peter R. Hempstead	1,296
Dushan Petrovich	4,695

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain high-performing employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided use of company automobiles, financial planning assistance, participation in the plans and programs described above and the use of administrative assistant services for personal matters. In addition, the Executive Chairman of the Company, for security and confidentiality purposes, is required to use corporate aircraft for all personal and business-related air travel and is provided with security and driver services by the Company. The Company’s Chief Executive Officer uses the corporate aircraft for certain personal air travel. Upon relocation, key executive officers may receive, at the discretion of the Benefits Committee, which is a committee comprised of senior-level employees of the Company that reports directly to the Committee, a $75,000 relocation allowance which is paid in five equal annual installments and may also receive reimbursement of moving expenses.

Each named executive officer and certain other members of senior management designated by the Benefits Committee are entitled to receive a cash payment upon such executive’s death through the Senior Executive Death Benefit Program. In the event of the executive’s death after the executive’s retirement, his or her designated beneficiaries would be entitled to receive a net benefit of $150,000 after taking into account federal and state taxes payable by the beneficiary. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive $10,000 per year which is paid in monthly installments from the date of the executive’s death through the month in which such executive would have attained age 80. If the executive’s employment with the Company continues after age 65, upon the executive’s death, the executive’s designated beneficiaries would be entitled to receive the $10,000 per year salary continuation for the greater of fifteen years or until the executive would have attained age 80. The executive forfeits all benefits under the Senior Executive Death Benefit Program if he or she voluntarily terminates his or her employment with the Company prior to retirement at age 65 or if the executive’s employment with the Company is terminated by the Company for cause. However, benefits under the program may be paid to an eligible executive whose employment is terminated as a result of a disability or for any other reason, other than termination for cause, prior to such executive attaining age 65.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2007, are included in column (h) of the “Summary Compensation Table” on page 29.

The Company has entered into Change of Control Severance Agreements with certain key employees, including the named executive officers. The Change of Control Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Made Upon a Change of Control” on page 37.

2008 Changes to Executive Compensation

For 2008, the Committee has revised the EICP performance measures to further enhance the alignment between the business goals of the Company and incentive compensation for its named executive officers by increasing the portion of each named executive officer’s award that is based on the achievement of corporate financial objectives.

Beginning with the EICP awards for performance in fiscal 2008, 20% of a named executive officer’s award (other than the Executive Chairman and the Chief Executive Officer) will be based on the achievement of only one individual, results-based performance goal set by the named executive officer and the Chief Executive Officer. This focuses the named executive officers on delivering against the particular goal. It also provides the named executive officer and the Company with clear metrics with which to judge success against these goals.

In addition, 80% of a named executive officer’s award will be based on the achievement of certain corporate financial objectives. The components of the corporate financial objective portion of the EICP awards and the weight associated with each component are as follows:

Component	Weight
Earnings Per Share	50%
Revenue Growth	25%
Gum Share	25%

While target levels for earnings per share and revenue growth will be set in a manner consistent with the Company’s past practices such that the level of difficulty of achieving these goals will remain consistent with prior years, overall the Company believes that the addition of gum share, which is a metric used in the confectionery industry that allows the Company to judge the size of an opportunity in a particular country or region related to gum and other confectionery sales, will make it more difficult to achieve the target performance level under the EICP in 2008 than in prior years. This is as a result of the increasingly competitive nature of the global confectionery market.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the MIPs (other than the stock awards granted under the Stock Award Program) are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In this regard, for fiscal 2007, the amount of base salary in excess of $1,000,000 for any named executive officer was not deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 35 under the heading “Nonqualified Deferred Compensation”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Thomas A. Knowlton, Chairman

Howard B. Bernick

John Rau

Steven B. Sample

SUMMARY COMPENSATION TABLE

The narrative, table and footnotes below summarize the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2006 and December 31, 2007. The components of the total compensation reported in the Summary Compensation Table are described below.

Based on the fair value of equity awards granted to named executive officers in 2007 and the base salary of the named executive officers, “Salary” accounted for approximately 25% of the total compensation of the named executive officers, incentive compensation accounted for approximately 65% of the total compensation of the named executive officers and benefits and perquisites accounted for approximately 10% of the total compensation of named executive officers. Because the value of certain equity awards included below is based on the FAS 123(R) value rather than the fair value of awards granted in 2007, these percentages cannot be derived using the amounts reflected in the Summary Compensation Table below.

The Company has not entered into any employment agreements with any of the named executive officers.

Elements of the Summary Compensation Table

Salary — The amounts listed in column (c) show the base salary paid to the named executive officer in fiscal 2006 and 2007.

Stock Awards and Option Awards — The amounts shown in columns (d) and (e), respectively, show the dollar amount recognized by the Company for financial statement reporting purposes as a result of the stock awards and option awards received by each of the named executive officers in fiscal 2006 and fiscal 2007, computed in accordance with FAS 123(R).

Non-Equity Incentive Plan Compensation — The amounts listed under column (f) represent cash bonuses earned by the named executive officers under the Executive Incentive Compensation Program, which is discussed in further detail on page 20.

Change in Pension Value and Nonqualified Deferred Compensation Earnings — The amounts in column (g) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

All Other Compensation — The amount shown in column (h) includes the following items for each named executive officer:

•

matching contributions allocated by the Company to each of the named executive officers pursuant to the Savings Plan and the Savings Restoration Plan (each of which is more fully described on pages 35 and 36);

•

the value attributable to life insurance benefits provided pursuant to the Senior Executive Death Benefit Program more fully described on page 25 under the heading “Perquisites and Other Personal Benefits”;

•	the aggregate incremental cost to the Company attributable to personal use of administrative assistant services provided by the Company to each of the named executive officers, if any; and

•	the cost attributable to personal use of Company-provided automobiles and other transportation services provided by the Company, if any.

Unless otherwise quantified in the footnotes to the table, the amount attributable to each perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officer.

For certain of our named executive officers, the amount shown in column (h) also includes the aggregate incremental cost attributable to personal use of corporate aircraft. This aggregate incremental cost is determined on a per flight basis and includes the cost of actual fuel used, the cost of on-board catering, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hangar and parking costs, universal weather monitoring costs, if applicable, crew expenses and other variable costs specifically incurred.

The value attributable for tax purposes to personal use of Company-provided automobiles (as calculated in accordance with Internal Revenue Service guidelines), personal use of the corporate aircraft, financial planning services reimbursed by the Company and personal use of administrative assistant services, are included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
William D. Perez	2007	1,431,923	827,730	1,302,868	1,967,462	163,400	230,522	5,923,905
President & Chief Executive					(4)		(5)
Officer	2006	288,256	147,258	158,855	379,633	27,692	33,750	1,035,445
	(6)				(4)		(5)

Reuben Gamoran	2007	452,885	269,343	340,315	332,418	64,978	36,963	1,496,902
Senior Vice President &					(7)		(8)
Chief Financial Officer	2006	386,667	254,910	276,963	286,520	75,096	36,452	1,316,607
					(7)		(8)

William Wrigley, Jr.	2007	1,397,596	1,581,693	2,705,939	1,951,044	29,049	962,062	8,627,383
Executive Chairman &						(9)	(10)
Chairman of the Board	2006	1,412,500	1,592,259	2,535,608	2,171,013	167,154	1,165,435	9,043,969
	(11)						(10)

Peter R. Hempstead	2007	623,365	367,565	1,160,791	552,925	64,298	67,246	2,836,191
Senior Vice President, Worldwide							(12)
Strategy & New Business	2006	610,833	380,704	1,075,412	603,503	78,233	61,887	2,810,572
							(12)

Dushan Petrovich	2007	589,615	565,841	831,411	541,267	177,043	53,333	2,758,511
Senior Vice President & Chief							(13)
Administrative Officer	2006	537,500	564,207	642,645	531,050	242,302	48,711	2,566,415
							(13)

(1)

The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), for awards pursuant to the Long-Term Stock Grant Program and the Stock Award Program. The dollar value recognized for awards under the Long-Term Stock Grant Program includes amounts from awards granted in and prior to 2007. The assumptions used in the calculation of the dollar amount recognized for awards under the Long-Term Stock Grant Program are: (i) with respect to the fiscal years ended December 31, 2005, 2006, and 2007, included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on or around February 11, 2008; (ii) with respect to the fiscal year ended December 31, 2004, included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 13, 2007; and (iii) with respect to the fiscal year ended December 31, 2003, included under the heading “Stock-Based Compensation Plans” in the Accounting Policies and Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities Exchange Commission on February 16, 2006.

(2)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2005, 2006 and 2007 are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around February 11, 2008. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2004, are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on February 13, 2007. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2003, are included under the heading “Stock-Based Compensation Plans” in the Accounting Policies and Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on February 16, 2006.

(3)	Except with respect to Mr. Perez, all of the named executive officers are entitled to receive payments pursuant to the Company’s Supplemental Executive Retirement Plan as they are fully-vested.

(4)	Mr. Perez has elected to defer the receipt of the amount reflected in column (f).

(5)	In addition to the items noted in the narrative to the Summary Compensation Table above, the amount shown reflects:

•	the cost of financial planning services provided to Mr. Perez;

•	a relocation allowance paid by the Company to Mr. Perez;

•	$30,674 attributable to personal use of administrative assistant services provided by the Company;

•	matching contributions of $68,732 pursuant to the Savings Plan and the Savings Restoration Plan; and

•	$67,614 relating to personal use of the corporate aircraft.

(6)	Mr. Perez was elected as the Company’s President and Chief Executive Officer on October 20, 2006.

(7)	Mr. Gamoran has elected to defer the receipt of the amount reflected in column (f).

(8)	In addition to the items noted in the narrative to the Summary Compensation Table above, reflects the amount received by Mr. Gamoran in lieu of the use of a Company-provided automobile.

(9)

For fiscal 2007, Mr. Wrigley Jr.’s pension value decreased by $501 as a result of a change in the discount factor applied to the present value calculation. Pursuant to SEC regulations, this negative value is not reflected in the amount shown in column (g).

(10)	In addition to the items noted in the narrative to the Summary Compensation Table above, reflects:

•	the cost of financial planning services provided to Mr. Wrigley, Jr.;

•	the cost attributable to security and driver services for Mr. Wrigley, Jr.; and

•

$716,658 and $903,651, for fiscal 2007 and 2006, respectively, relating to personal use of the corporate aircraft. The aggregate incremental cost relating to personal use of corporate aircraft for fiscal 2006 includes an additional $363,441 for which the Company did not receive invoices until 2007 and which was consequently not included as “All Other Compensation” for Mr. Wrigley Jr. in the Proxy Statement for the 2007 Annual Meeting of Stockholders.

(11)

Mr. Wrigley, Jr. served as the Company’s President, Chief Executive Officer and Chairman of the Board until October 20, 2006, at which time he became the Executive Chairman and remained the Chairman of the Board. The amount shown is the salary paid to Mr. Wrigley, Jr. as President and Chief Executive Officer until such time and salary paid to Mr. Wrigley, Jr. in his capacity as Executive Chairman after such time.

(12)	In addition to the items noted in the narrative to the Summary Compensation Table above, reflects:

•	the cost of financial planning services incurred by Mr. Hempstead and reimbursed by the Company;

•	the amount of social security taxes paid by the Company on Mr. Hempstead’s accrued benefit under the nonqualified Supplemental Retirement Plan; and

•	$29,922 and $26,860 in fiscal 2007 and 2006, respectively, attributable to matching contributions pursuant to the Savings Plan and the Savings Restoration Plan.

(13)	In addition to the items noted in the narrative to the Summary Compensation Table above, reflects:

•	the cost of financial planning services incurred by Mr. Petrovich and reimbursed by the Company; and

•	$28,301 and $25,651 in fiscal 2007 and 2006, respectively, attributable to matching contributions pursuant to the Savings Plan and the Savings Restoration Plan.

GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

William D. Perez	05/22/2007	—	—	—	—	—	—	—	284,000	58.06	3,021,760
	02/05/2007	—	—	—	8,000	32,000	64,000	—	—	—	1,370,097
	N/A	803,000	1,606,000	3,212,000	—	—	—	—	—	—	N/A

Reuben Gamoran	05/22/2007	—	—	—	—	—	—	—	45,000	58.06	478,800
	02/05/2007	—	—	—				1,346	—	—	70,625
	02/05/2007	—	—	—	1,075	4,300	8,600	—	—	—	184,107
	N/A	142,500	285,000	570,000	—	—	—	—	—	—	N/A

William Wrigley, Jr.	05/22/2007	—	—	—	—	—	—	—	284,000	58.06	3,021,760
	02/05/2007	—	—	—	—	—	—	8,494	—	—	445,680
	02/05/2007	—	—	—	8,000	32,000	64,000	—	—	—	1,370,097
	N/A	783,750	1,567,500	3,135,000	—	—	—	—	—	—	N/A

Peter R. Hempstead	05/22/2007	—	—	—	—	—	—	—	59,000	58.06	627,760
	02/05/2007	—	—	—	—	—	—	1,591	—	—	83,480
	02/05/2007	—	—	—	1,700	6,800	13,600	—	—	—	291,146
	N/A	224,000	448,000	896,000	—	—	—	—	—	—	N/A

Dushan Petrovich	05/22/2007	—	—	—	—	—	—	—	59,000	58.06	627,760
	02/05/2007	—	—	—	—	—	—	5,171	—	—	271,322
	02/05/2007	—	—	—	1,700	6,800	13,600	—	—	—	291,146
	N/A	213,500	427,000	854,000	—	—	—	—	—	—	N/A

(1)

The amounts shown in column (c) reflect the minimum payment level under the Company’s Executive Incentive Compensation Plan which is 50% of the target amount shown in column (d). The amount shown in column (e) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(2)	The amounts shown in column (f) reflect the Long-Term Stock Grant minimum which is 25% of the target amount shown in column (g). The amount shown in column (h) is 200% of such target amount.
(3)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer pursuant to the Stock Award Program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Veste (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William D. Perez	05/22/2007	—	284,000	—	58.06	05/22/2017	—	—	94,500	5,532,975
	10/20/2006	75,000	225,000		46.83	10/20/2016
	10/20/2006	62,500	187,500	—	62.28	10/20/2016	—	—	—	—
Reuben Gamoran	05/22/2007	—	45,000	—	58.06	05/22/2017	—	—	21,425	1,254,434
	05/18/2006	10,700	32,100		46.60	05/18/2016
	05/19/2005	13,375	13,375	—	55.48	05/19/2015	—	—	—	—
	05/25/2004	19,687	6,563	—	49.82	05/25/2014	—	—	—	—
	05/20/2003	16,250	—	—	43.73	05/20/2013	—	—	—	—
	05/21/2002	16,250	—	—	45.85	05/21/2012	—	—	—	—
	05/23/2001	8,750	—	—	38.48	05/23/2011	—	—	—	—
	05/23/2000	5,000	—	—	29.96	05/23/2010	—	—	—	—
William Wrigley, Jr.	05/22/2007	—	284,000	—	58.06	05/22/2007	—	—	144,025	8,432,664
	05/18/2006	75,000	225,000		46.60	05/18/2016
	05/19/2005	109,375	109,375	—	55.48	05/19/2015	—	—	—	—
	05/25/2004	118,750	59,375	—	49.82	05/25/2014	—	—	—	—
	05/20/2003	118,750	—	—	43.73	05/20/2013	—	—	—	—
	05/21/2002	35,000	—	—	45.85	05/21/2012	—	—	—	—
(1)	05/23/2000	20,938	—	—	29.96	05/23/2010	—	—	—	—
(1)	05/23/2000	62,813	—	—	29.96	05/23/2010	—	—	—	—
(1)	05/25/1999	35,000	—	—	35.02	05/25/2009	—	—	—	—
Peter R. Hempstead	05/22/2007	—	59,000	—	58.06	05/22/2017	—	—	32,975	1,930,686
	05/18/2006	14,825	44,475	—	46.60	05/18/2016	—	—	—	—
	05/19/2005	26,312	26,313	—	55.48	05/19/2015	—	—	—	—
	05/25/2004	46,875	15,625	—	49.82	05/25/2014	—	—	—	—
	05/20/2003	62,500	—	—	43.73	05/20/2013	—	—	—	—
	05/21/2002	47,500	—	—	45.85	05/21/2012	—	—	—	—
	05/23/2001	52,500	—	—	38.48	05/23/2011	—	—	—	—
	05/23/2000	62,500	—	—	29.96	05/23/2010	—	—	—	—
	10/27/1999	50,000	—	—	31.11	10/27/2009	—	—	—	—
Dushan Petrovich	05/22/2007	—	59,000	—	58.06	05/22/2017	—	—	32,975	1,930,686
	05/18/2006	14,825	44,475	—	46.60	05/18/2016	—	—	—	—
	05/19/2005	26,312	26,313	—	55.48	05/19/2015	—	—	—	—
	05/25/2004	46,875	15,625	—	49.82	05/25/2014	—	—	—	—
	05/21/2002	33,750	—	—	45.85	05/21/2012	—	—	—	—

(1)

Pursuant to a qualified domestic relations order entered into in 2001, between April 26, 2004 and June 23, 2005, Mr. Wrigley, Jr. transferred options to purchase an aggregate of 225,627 shares of the Company’s Common Stock, of which 106,876 options have been exercised.

OPTION EXERCISES AND STOCK VESTED

The table below shows exercises of stock options by our named executive officers during the fiscal year ended December 31, 2007 as well as the value realized upon such exercise and the number of shares acquired on vesting pursuant to the Stock Award Program and the corresponding value.

	Option Awards		Stock Awards (1)
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William D. Perez	—	—	—	—
Reuben Gamoran	—	—	4,374	229,504
				(2)
William Wrigley, Jr.	—	—	22,843	1,198,572
	(3)	(3)		(4)
Peter R. Hempstead	—	—	7,659	401,868
Dushan Petrovich	46,250	891,737	10,820	567,725
				(5)

(1)

Reflects shares received pursuant to the Long-Term Stock Grant Program for the 2002-2006 grant cycle by each named executive officer in February 2007. In addition, includes shares awarded to each named executive officer in February 2007 pursuant to the Stock Award Program which vest upon grant.

(2)

Pursuant to the Executive Compensation Deferral Program, Mr. Gamoran has elected to defer receipt of the $158,879 payable to him under the Long-Term Stock Grant Program for the 2002-2006 grant cycle and the $70,625 payable to him under the Stock Award Program.

(3)

Pursuant to a qualified domestic relations order entered into in 2001, Mr. Wrigley, Jr. transferred options to purchase an aggregate of 225,627 shares of the Company’s Common Stock, of which 52,969 options were exercised by the transferee during the fiscal year ended December 31, 2007.

(4)	Mr. Wrigley, Jr. has elected to defer receipt of the $445,680 payable to him under the Stock Award Program pursuant to the Executive Compensation Deferral Program.

(5)	Mr. Petrovich has elected to defer receipt of the $271,322 payable to him under the Stock Award Program pursuant to the Executive Compensation Deferral Program.

PENSION BENEFITS

Under our Retirement Plan, if an associate retires between the ages of 55 and 64, the amount of benefits is reduced such that if the associate retires at age 55, he or she will be entitled to 59% of the accrued benefits. Except as noted under the heading “Potential Payments Upon Termination or Change-of-Control” on page 37, it is not possible for a participant’s credited years of service under the Retirement Plan to exceed the participant’s actual years of service with the Company. Of the named executive officers, only Mr. Hempstead is eligible for early retirement benefits under the Retirement Plan.

To the extent that an executive officer’s, including any named executive officer’s, annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code (including, among others, the limitation on the amount of annual compensation for purposes of calculating eligible remuneration (which excludes, among other items, bonuses) for a participant under a qualified retirement plan ($225,000 in 2007)), such excess benefits may be paid from the Company’s nonqualified, unfunded, noncontributory Supplemental Retirement Plan. The Supplemental Retirement Plan follows the same vesting schedule as the Retirement Plan (i.e., benefits under the plan are earned once the individual has completed five continuous years of service with the Company) and the formula used to calculate the benefit payable pursuant to the Supplemental Retirement Plan is the same as that which is used under the Retirement Plan.

The following formula is used to calculate benefits payable under our Retirement Plan and our Supplemental Retirement Plan.

[	1.5%	×	Years of Service	×	Eligible Remuneration	]	–	[	1%	×	Annual Primary SS Benefit	×	Years of Service since 1976	]

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Retirement Plan and the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (on 12/31/07) (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
William D. Perez	Retirement Plan	1.2	27,132	—
	Supplemental Retirement Plan	1.2	163,960	—
Reuben Gamoran	Retirement Plan	22.2	221,048	—
	Supplemental Retirement Plan	22.2	183,905	—
William Wrigley, Jr.	Retirement Plan	22.3	184,062	—
	Supplemental Retirement Plan	22.3	1,064,594	—
Peter R. Hempstead	Retirement Plan	8.3	149,857	—
	Supplemental Retirement Plan	8.3	285,881	—
Dushan Petrovich	Retirement Plan	32.7	507,937	—
	Supplemental Retirement Plan	32.7	792,747	—

(1)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

NONQUALIFIED DEFERRED COMPENSATION

All U.S. based associates, including the named executive officers, are entitled to participate in the Savings Plan. The Savings Plan is a tax-qualified retirement savings plan pursuant to which employees are able to contribute the lesser of up to 25% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan. The Company will match 100% of the first 3% of pay that is contributed to the Savings Plan and 60% of the next 3% of pay contributed. All contributions to the Savings Plan as well as any matching contributions are fully-vested upon contribution.

In addition to the Savings Plan, named executive officers and certain other eligible executives can participate in the Savings Restoration Plan, which is a nonqualified retirement savings plan. Pursuant to the Savings Restoration Plan, a participant can contribute between 1% and 25% of his or her base salary to the Savings Restoration Plan on a before-tax basis. Any amounts in excess of the maximum annual before-tax contribution for qualified retirement plans allowed by the Internal Revenue Service will be deposited in the Savings Restoration Plan. As with the Savings Plan, the Company will match 100% of the first 3% of pay that is contributed to the Savings Restoration Plan and 60% of the next 3% of pay contributed.

Matching contributions made by the Company in fiscal 2007 for each named executive officer are included in column (h) of the Summary Compensation Table on page 29 for each such named executive officer.

The named executive officers, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Executive Compensation Deferral Program. Pursuant to the Executive Compensation Deferral Program, eligible employees can defer up to 100% of earnings from EICP awards, the Long-Term Stock Grant Program and the Stock Award Program and may defer up to 25% of salary (including amounts deferred pursuant to the Savings Plan) in excess of the limits prescribed by the Internal Revenue Service, in the Savings Restoration Plan. Deferral elections are made by eligible executives in November of each year for amounts to be earned (or granted with regard to long-term stock grants) in the following year.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred. Deferral of compensation granted pursuant to the Long-Term Stock Grant Program or the Stock Award Program must be made into share equivalents of the Company, however the amounts deferred pursuant to the Long-Term Stock Grant Program may be transferred out of Wrigley stock units six months after the date of deferral. If earnings received pursuant to the EICP or the Savings Restoration Plan are being deferred, the executive may invest such amounts in any funds available under the Savings Plan. The table below shows the funds available under the Savings Plan and their annual rate of return for the calendar year ended December 31, 2007, as reported by the administrator of the Savings Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Vanguard Target Ret Income	8.17%	Putnam Investors Fund	-5.06%
Vanguard Target Ret 2045 Fund	7.47%	Vanguard Institutional Index	5.47%
Vanguard Target Ret 2035 Fund	7.49%	Managers Special Equity Fd. Ins.	-0.39%
Vanguard Target Ret 2025 Fund	7.59%	American Funds EuroPacific Fund	19.22%
Vanguard Target Ret 2015 Fund	7.55%	Federated Stock Trust	1.27%
Vanguard Target Ret 2005 Fund	8.12%	PIMCO Total Return Fund	8.84%
Wrigley Common Stock	15.53%	PIMCO Low Duration Fund	7.68%
Putnam Vista Fund	3.64%	Putnam Money Market Fund	4.97%
Harbor Capital Appreciation	12.25%

Benefits under the Executive Compensation Deferral Program will be paid no earlier than at the beginning of the year following the executive’s retirement or termination. However, upon a showing of financial hardship and receipt of approval from the Compensation Committee, an executive may be allowed to access funds in his deferred compensation account earlier than the beginning of the year following the executive’s retirement or termination. Benefits can be received either as a lump sum payment or in annual installments, or a combination thereof.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (1)
William D. Perez	711,609	57,932	42,868	—	870,178
Reuben Gamoran	602,688	10,938	280,729	—	3,343,275
William Wrigley, Jr.	507,574	56,285	391,983	—	3,071,934
Peter R. Hempstead	16,902	19,122	484,975	—	3,679,089
Dushan Petrovich	314,910	17,501	205,434	—	1,646,205

(1)	Reflects the following amounts for each of the following named executive officers which is reported as compensation to such named executive officer in the Summary Compensation Table on page 29:

Mr. Perez, $337,481; Mr. Gamoran, $97,721; Mr. Wrigley, Jr., $68,356; Mr. Hempstead, $16,902; and Mr. Petrovich, $50,524.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to be paid to each of the named executive officers of the Company in the event of termination of such executive’s employment. Generally, under the post-termination arrangements referenced below, other than pursuant to a change of control, a named executive officer who terminates his employment with the Company, or whose employment with the Company is terminated, is entitled to receive solely those amounts earned by the named executive officer through the date of termination.

The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The dollar value of stock-based compensation is calculated using the closing share price of the Company’s Common Stock on December 31, 2007. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	grants pursuant to the Long-Term Stock Grant Program for the most-recently completed cycle;

•	shares awarded under the Company’s Stock Award Program for the most recently completed fiscal year;

•	amounts contributed under the Savings Plan and the Executive Compensation Deferral Program;

•	unused vacation pay; and

•	amounts accrued and vested through the Company’s Retirement Plan and Supplemental Retirement Plan.

Name	Short-Term Incentive Compensation ($)	Stock Options, Performance Shares and Stock Awards ($)	Savings Plan, Retirement Plan and Executive Compensation Deferral Program ($)	Health and Welfare Benefits or Life Insurance Benefits ($)	Excise Tax & Gross-Up ($)	Cash Severance ($)	Accrued Vacation Pay & Financial Guidance ($)	Total ($)
William D. Perez	1,967,462	—	961,000	—	—	—	172,000	3,100,462
Reuben Gamoran	332,418	212,000	4,177,000	—	—	—	69,000	4,790,418
William Wrigley, Jr.	1,951,044	1,220,000	4,564,000	—	—	—	168,000	7,903,044
Peter R. Hempstead	552,925	2,151,000	4,359,000	194,000	—	—	87,000	7,343,925
Dushan Petrovich	541,267	462,000	3,670,000	—	—	—	84,000	4,757,267

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above:

•	he will continue to vest in all outstanding options and retain such options for the remainder of its outstanding ten-year term;

•	he will be entitled to receive a prorated share of each outstanding Long-Term Stock Grant cycle upon the completion of each respective cycle;

•	he will continue to receive health and welfare benefits until he reaches age 65 and will receive health and welfare benefits for his dependants, as applicable;

•	he will continue to receive life insurance benefits until his death; and

•	the Company will reimburse the executive for up to $20,000 of financial planning services incurred in the year subsequent to retirement.

The table below shows the amounts payable to each of our named executive officers assuming that such officer was eligible for early retirement and retired as of December 31, 2007. As of December 31, 2007, the only named executive officer who was eligible for early retirement was Mr. Hempstead.

Name	Short-Term Incentive Compensation ($)	Stock Options, Performance Shares and Stock Awards ($)	Savings Plan, Retirement Plan and Executive Compensation Deferral Program ($)	Health and Welfare Benefits or Life Insurance Benefits ($)	Excise Tax & Gross-Up ($)	Cash Severance ($)	Accrued Vacation Pay & Financial Guidance ($)	Total ($)
William D. Perez	1,967,462	4,981,000	1,754,000	121,000	—	—	172,000	8,995,462
Reuben Gamoran	332,418	1,248,000	4,725,000	265,000	—	—	69,000	6,639,418
William Wrigley, Jr.	1,951,044	8,570,000	6,025,000	223,000	—	—	168,000	16,937,044
Peter R. Hempstead	552,925	2,151,000	4,359,000	194,000	—	—	87,000	7,343,925
Dushan Petrovich	541,267	2,009,000	4,503,000	261,000	—	—	84,000	7,398,267

Payments Made Upon Death

In the event of the death of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under the Company’s life insurance plan.

The table below shows the amounts payable to each of our named executive officers assuming that such officer’s employment with the Company was terminated as a result of death as of December 31, 2007.

Name	Short-Term Incentive Compensation ($)	Stock Options, Performance Shares and Stock Awards ($)	Savings Plan, Retirement Plan and Executive Compensation Deferral Program ($)	Health and Welfare Benefits or Life Insurance Benefits ($)	Excise Tax & Gross-Up ($)	Cash Severance ($)	Accrued Vacation Pay & Financial Guidance ($)	Total ($)
William D. Perez	1,967,462	4,981,000	963,000	1,120,000	—	—	152,000	9,183,462
Reuben Gamoran	332,418	1,248,000	3,850,000	752,000	—	—	49,000	6,231,418
William Wrigley, Jr.	1,951,044	8,570,000	3,560,000	1,155,000	—	—	148,000	15,384,044
Peter R. Hempstead	552,925	2,151,000	3,789,000	836,000	—	—	67,000	7,395,925
Dushan Petrovich	541,267	2,009,000	2,483,000	861,000	—	—	64,000	5,958,267

Payments Made Upon Disability

In the event of the disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under the Company’s disability plan.

The table below shows the amounts payable to each of our named executive officers assuming that such officer’s employment with the Company was terminated as a result of disability as of December 31, 2007.

Name	Short-Term Incentive Compensation ($)	Stock Options, Performance Shares and Stock Awards ($)	Savings Plan, Retirement Plan and Executive Compensation Deferral Program ($)	Health and Welfare Benefits, Life Insurance Benefits and/or Disability Income ($)	Excise Tax & Gross-Up ($)	Cash Severance ($)	Accrued Vacation Pay & Financial Guidance ($)	Total ($)
William D. Perez	1,967,462	4,981,000	1,899,000	1,506,000	—	—	172,000	10,525,462
Reuben Gamoran	332,418	1,248,000	4,676,000	3,195,000	—	—	69,000	9,520,418
William Wrigley, Jr.	1,951,044	8,570,000	5,820,000	3,657,000	—	—	168,000	20,166,044
Peter R. Hempstead	552,925	2,151,000	4,671,000	2,326,000	—	—	87,000	9,787,925
Dushan Petrovich	541,267	2,009,000	4,338,000	2,306,000	—	—	84,000	9,278,267

Payments Made Upon a Change of Control

The Company has entered into Change of Control Severance Agreements with each named executive officer. Pursuant to these agreements, if an executive’s employment is terminated within 24 months following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the named executive officer will receive:

•

a lump sum severance payment of three times the sum of (i) the executive’s base salary and (ii) the highest annual bonus earned by the executive pursuant to incentive compensation plans maintained by the Company in any of the three prior fiscal years;

•

a lump sum amount representing a pro rata portion of any incentive compensation earned by the executive through the date of termination, assuming achievement of the target level of the performance goals for any such year; and

•	a gross-up payment for any excise tax charged to the named executive officer as a result of the receipt of change-of-control payments.

In addition:

•	all stock options held by the executive will automatically vest and become exercisable; and

•	the executive will be credited with three additional years of service and age under the Retirement Plan and the Supplemental Retirement Plan.

Payments which a named executive officer would be entitled to receive under the Change of Control Severance Agreements are not considered by the Compensation Committee when making annual compensation decisions for the named executive officers and do not factor into decisions made by the Company regarding other compensation elements. Rather, these arrangements are stand-alone agreements to help provide the Company with continuity of management and continued focus on the business by senior management in the event of a change of control of the Company.

Other than as noted below with regard to Mr. Wrigley, Jr., the Change of Control Severance Agreements for each of the named executive officers are substantially similar. Forms of these agreements have been filed as Exhibits 10(h) and 10(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(i)	if any person acquires 25% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances;

(iii)

upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger which would result in the voting securities of the Company outstanding immediately prior to the merger continuing to represent at least 60% of the voting power of the securities of the Company outstanding immediately after such merger, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or

(iv)

upon the liquidation or sale of the Company’s assets, other than a sale or disposition by the Company of the Company’s assets to an entity of which at least 60% of the voting power is owned by stockholders of the Company.

Pursuant to Mr. Wrigley, Jr.’s Change of Control Severance Agreement, if Mr. Wrigley, Jr. is terminated within 24 months following a change of control (other than termination by the Company for cause or by reason of death or disability), or if Mr. Wrigley, Jr. voluntarily terminates his employment for any reason during the one-month anniversary following the change of control, he is entitled to receive a lump sum severance payment of three times the sum of his base salary and the highest annual bonus earned by him pursuant to incentive compensation plans maintained by the Company in any of the three prior fiscal years.

The table below shows the amounts payable to each of our named executive officers assuming that such officer’s employment with the Company was terminated as of December 31, 2007 as the result of a change of control.

Name	Short-Term Incentive Compensation ($)	Stock Options, Performance Shares and Stock Awards ($)	Savings Plan, Retirement Plan and Executive Compensation Deferral Program ($)	Health and Welfare Benefits or Life Insurance Benefits ($)	Excise Tax & Gross-Up ($)	Cash Severance ($)	Accrued Vacation Pay & Financial Guidance ($)	Total ($)
William D. Perez	1,967,462	4,981,000	1,031,000	37,000	1,509,000	5,519,000	182,000	15,226,462
Reuben Gamoran	332,418	1,248,000	4,232,000	55,000	543,000	2,285,000	79,000	8,774,418
William Wrigley, Jr.	1,951,044	8,570,000	4,732,000	44,000	—	10,994,000	178,000	26,469,044
Peter R. Hempstead	552,925	2,151,000	4,342,000	56,000	—	3,795,000	97,000	10,993,925
Dushan Petrovich	541,267	2,009,000	3,803,000	56,000	644,000	3,423,000	94,000	10,570,267

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that non-employee Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Similar to executive officers, non-employee Directors are subject to a minimum share ownership requirement. Within two years after joining the Board, each non-employee Director is required to directly own shares or share units of the Company’s Common Stock with an aggregate value of at least two times the annual cash retainer.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2007, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $60,000 and an attendance fee for unscheduled Board or committee meetings of $3,000 per meeting. Each non-employee Director who serves as a committee chair receives $10,000 annually in addition to the annual cash retainer. Directors who are employees of the Company receive no compensation for their service as directors.

Stock Option Program

Each non-employee Director receives a stock option grant having a calculated Black-Scholes value approximately equal to the non-employee Director’s annual retainer. In May 2007, each non-employee Director received a grant of 5,400 options at the fair market price of the Company’s Common Stock on the date of the grant, or $58.06. Until an option is exercised, shares subject to options cannot be voted nor do they receive dividends or dividend equivalents. Options received by non-employee Directors vest over four years of service with 25% of the grant vesting each year.

Stock Deferral Program for Non-Employee Directors

The Stock Deferral Program for Non-Employee Directors is a program under the MIPs. The objectives of this program are to provide deferred benefits to non-employee Directors, increase the non-employee Director’s beneficial ownership in the Company and more closely align the non-employee Director’s interests in the long-term growth and profitability of the Company with that of the stockholders.

Pursuant to the Stock Deferral Program for Non-Employee Directors, a deferred stock account is established for each non-employee Director and credited with a number of share units at the beginning of each new fiscal year. The value of the share units so credited is equivalent to the annual retainer in effect on the first business day of the current year. In accordance with this program, each non-employee Director’s account was credited with 1,160 share units on January 3, 2007 for fiscal 2007 and 1,025 stock units on January 2, 2008 for fiscal 2008. Share units are equivalent to shares of the Company’s Common Stock, except that share units have no voting rights and receive dividend equivalents rather than dividends.

Each non-employee Director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on the Company’s Common Stock. The dividend equivalents granted are then reinvested in the non-employee Director’s stock deferral account in the form of additional share units. Upon retirement or termination of services as a Director, each non-employee Director receives a share of Common Stock for each share unit awarded. Such shares are received either in a lump sum or over a period not to exceed fifteen years, as elected in advance by each non-employee Director.

Deferred Compensation Program for Non-Employee Directors

The Deferred Compensation Program for Non-Employee Directors is a program under the MIPs pursuant to which each non-employee Director may defer up to 100% of his or her total retainer fees. Each non-employee Director who defers his or her annual retainer or fees through this program has the option of investing any deferred amounts through a grantor trust either in the form of share units or money credits deposited in one or more funds offered by the plan’s trustee. The interest rate earned on the money credits is not above-market or preferential.

Amounts deferred pursuant to this program are generally distributed to each non-employee Director at the earlier of age 70 or termination of such individual’s service as a Director of the Company. At such time, the Director may choose to either receive the distribution in a lump sum or in equal annual installments over a period not to exceed fifteen years, or a combination thereof.

Non-Employee Directors’ Death Benefit Plan

The Company maintains a Non-Employee Directors’ Death Benefit Plan. Under this plan, the designated beneficiaries of a non-employee Director receive a lump sum benefit of $250,000 if the non-employee Director’s death occurs after his or her service as a director terminates, or $25,000 per year for ten years if his or her death occurs prior to termination of service as a Director. To participate in the plan, a Director must agree to contribute $600 per year for a maximum of ten years. All non-employee Directors participate in the plan. The Company may purchase life insurance policies on the lives of the Directors with the Company as the beneficiary to cover obligations for payments under the plan. Currently, the Company has elected to self-insure the plan as this provides the most cost-effective method of covering future obligations under the Non-Employee Directors’ Death Benefit Plan.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
John F. Bard	60,000	60,000	43,156	—	2,100	165,256
Howard B. Bernick	60,000	60,000	43,156	—	71	163,227
Thomas A. Knowlton	70,000	60,000	43,156	—	1,442	174,598
John Rau	60,000	60,000	28,974	—	499	149,473
Melinda R. Rich	70,000	60,000	43,156	—	—	173,156
Steven B. Sample	60,000	60,000	43,156	—	2,700	165,856
Alex Shumate	60,000	60,000	43,156	—	859	164,015
Richard K. Smucker	70,000	60,000	43,156	—	1,099	174,255

(1)

William Wrigley, Jr., the Company’s Executive Chairman and Chairman of the Board, and William D. Perez, the Company’s President and Chief Executive Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation received by Messrs. Wrigley, Jr. and Perez as employees of the Company are shown in the Summary Compensation Table on page 29.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2007. The fair value of the deferred share units granted to each non-employee Director in 2007 was $60,000 which is equivalent to the amount of the annual retainer paid to each such director, excluding retainers paid to committee chairpersons. As of December 31, 2007, each Director has the following aggregate number of deferred share units accumulated in his or her deferral accounts for all years of service as a Director, including additional share units credited as a result of reinvestment of dividend equivalents: John F. Bard, 7,589 units; Howard B. Bernick, 13,500 units; Thomas A. Knowlton, 13,087 units; John Rau, 2,220 units; Melinda Rich, 10,719 units; Steven B. Sample, 10,394 units; Alex Shumate, 9,463 units and Richard K. Smucker, 55,468 units. These share units for each non-employee Director are included in the Security Ownership Table on page 43.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2007. The fair value per option computed using the Black-Scholes option-pricing model was $10.64 for fiscal 2007. As of December 31, 2007, each Director has the following number of options outstanding: John F. Bard, 114,950; Howard Bernick, 27,450; Thomas A. Knowlton, 27,450; John Rau, 13,450; Melinda R. Rich, 27,450; Steven B. Sample, 27,450; Alex Shumate, 23,700; and Richard K. Smucker: 27,450.

(4)	The amount shown in column (f) reflects the present value of the benefit to be paid pursuant to the Non-Employee Directors’ Death Benefit Plan.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s Common Stock and Class B Common Stock as of January 15, 2008, for each director and nominee for director, each executive officer named in the Summary Compensation Table herein, and by all Directors (including nominees) and executive officers of the Company as a group.

Name(1)	Common Stock (#)*	Common Stock Units (#)(2)	Options Currently Exercisable or within 60 days (#)	Class B Common Stock (#)	Total Stock and Stock Based Holdings (#)
John F. Bard	14,899	11,697	103,418	3,198	133,212
Howard B. Bernick	20,000	14,524	15,918	5,000	55,442
Thomas A. Knowlton	5,000	14,111	15,918	1,250	36,279
William D. Perez	5,000	0	137,500	0	142,500
John Rau	1,000	3,244	2,825	250	7,319
Melinda Rich	1,847	11,743	15,918	461	29,969
Steven B. Sample	2,000	11,418	15,918	500	23,836
Alex Shumate	1,000	10,488	12,168	50	23,706
Richard K. Smucker	7,437	56,492	15,918	1,843	81,690
William Wrigley, Jr. (3)	8,108,890	47,533	456,875	25,454,175	34,067,473
Reuben Gamoran	64	22,699	90,012	15	112,790
Peter R. Hempstead	13,783	61,577	121,762	2,105	199,227
Dushan Petrovich	25,706(4)	26,415	363,012	10,199	425,332(4)
All Directors and executive officers as a group — (30)	8,253,275	519,629	2,049,342	25,489,055	36,311,300(5)

(1)

Includes restricted shares held by directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above. No director or executive officer, except Mr. William Wrigley, Jr., owns more than two tenths of one percent of the total outstanding shares of either class of Common Stock. Mr. Wrigley, Jr. beneficially owns 3.94% of the shares of Common Stock outstanding and 45.09% of the shares of Class B Common Stock outstanding.

(2)

Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under the Deferred Compensation Program for Non-employee Directors and the Stock Deferral Program for Non-employee Directors (as described on page 41 of this Proxy Statement) and with respect to employees, as credited pursuant to deferred compensation elections under various programs of the Company’s MIP.

(3)

Includes 7,056,337 shares of Common Stock and 24,593,597 shares of Class B Common Stock held in various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family and also includes 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting power over 1,541,204 shares of Common Stock and 868,522 shares of Class B Common Stock listed in the table above, including 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock (held by a corporation) as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Mr. Wrigley, Jr. has sole investment power over 581,204 shares of Common Stock and 28,522 shares of Class B Common Stock. Together with Wrigley Private Trust Company

(see footnote 2 on page 45), as trustee of various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family, Mr. Wrigley, Jr. shares voting and investment power over 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock. Of the total shares shown in the table above for Mr. Wrigley, Jr., he disclaims any beneficial interest in 7,211,816 shares of Common Stock and 9,813,407 shares of Class B Common Stock.

(4)	Includes 1,845 shares of Common Stock and 147 shares of Class B Common Stock held by members of Mr. Petrovich’s family.

(5)	Includes 7,027,172 shares of Common Stock and 24,585,982 shares of Class B Common Stock over which members of the group share voting or investment power.

*

Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming conversion of the shares of Class B Common Stock into shares of Common Stock, the percentage of Common Stock owned beneficially would be 13.65% for Mr. Wrigley, Jr. and 14.38% for all directors and executive officers as a group. No other individual named or member of the group would own beneficially more than 0.20% of the Common Stock as a result of the conversion.

Security Ownership of Certain Beneficial Owners

As of January 15, 2008, the Company’s records and other information available from outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock or Class B Common Stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of either class of the Company’s Common Stock. Due to their substantial stock holdings, the below-listed stockholders may each be deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission.

	Amount and Nature of Beneficial Ownership
	Common Stock*		Class B Common Stock
Name	Shares (#)	Percent of Class (%)	Shares (#)	Percent of Class (%)
William Wrigley, Jr. (1)(2)	8,565,765	3.94	25,454,175	45.09
410 N. Michigan Avenue
Chicago, Illinois 60611
William J. Hagenah, III (3)	8,295,164	3.81	11,862,346	21.01
One Northfield Plaza
Northfield, Illinois 60693
Capital Research and Mgmt. Co. (4)	22,403,400	10.30	0	0
333 South Hope Street
55th Floor
Los Angeles, CA 90071
AXA Courtage Assurance Mutelle (5)	16,446,549	7.56	0	0
1290 Avenue of the Americas
New York, NY 10104
ClearBridge Advisors, LLC, et. al. (6)	11,759,071	5.41	0	0
399 Park Avenue
New York, NY 10022

(1)

Includes 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock held in various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family over which Wrigley Private Trust Company (“WPTC”) is trustee, includes 31,776 shares of Common Stock and

7,944 shares of Class B Common Stock held in another trust for the benefit of Mr. Wrigley, Jr. and/or members of his family over which Mr. Wrigley, Jr. is trustee, and also includes 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting power over 1,541,204 shares of Common Stock and 868,522 shares of Class B Common Stock listed in the table above, including 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock (held by a corporation) as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Mr. Wrigley, Jr. has sole investment power over 581,204 shares of Common Stock and 28,522 shares of Class B Common Stock. Together with WPTC, as trustee of various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family, Mr. Wrigley, Jr. shares voting and investment power over 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock. Of the total shares shown in the table above for Mr. Wrigley, Jr., he disclaims any beneficial interest in 7,211,816 shares of Common Stock and 9,813,407 shares of Class B Common Stock. The Common Stock listed in the table above includes Exercisable Options (see Security Ownership Table on page 43) and excludes the nonvoting Common Stock Units (see footnote 2 to the Security Ownership Table on page 43).

(2)

On October 24, 2007, Mr. Wrigley, Jr. resigned as trustee of trusts for the benefit of himself and/or members of his family, exercised his right of substitution and appointed his affiliate, WPTC as the successor trustee. Mr. Wrigley, Jr. made this appointment to facilitate the administration of the trusts and for estate planning purposes. As the trustee of these trusts, WPTC became the record owner of 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock. A revocable trust for the benefit of Mr. Wrigley, Jr. owns all of the outstanding stock of WPTC. Mr. Wrigley, Jr. is the sole trustee of this trust and as a result, has the power to remove any director of WPTC and elect new directors. Mr. Wrigley, Jr. is a director of WPTC along with four other directors.

(3)

Of the shares listed, Mr. Hagenah, III has sole voting power and investment power over 7,655,164 shares of Common Stock and 11,302,346 shares of Class B Common Stock and shared voting and investment power over 640,000 shares of Common Stock and 560,000 shares of Class B Common Stock. Of the total shares shown in the table above for Mr. Hagenah, III, he disclaims beneficial ownership of 6,966,922 shares of Common Stock and 9,845,445 shares of Class B Common Stock.

(4)

Based upon the statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2007, Capital Research and Management Company has sole voting power over 8,605,900 shares of Common Stock and sole dispositive power over 22,403,400 shares of Common Stock.

(5)

Based on the statement on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007 which reported on behalf of AXA Courtage Assurance Mutuelle and various other entities. According to the Schedule 13G, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Courtage Assurance Mutuelle has sole voting power over 10,838,857 shares of Common Stock, shared voting power over 748,027 shares of Common Stock and sole dispositive power over 16,446,549 shares of Common Stock; AXA Financial, Inc. has sole voting power over 10,828,157 shares of Common Stock, shared voting power over 748,027 shares of Common Stock and sole dispositive power over 16,434,234 shares of Common Stock.

(6)

Based on the statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2007 which reported on behalf of ClearBridge Advisors, LLC and various other entities. According to the Schedule 13G/A, ClearBridge Advisors, LLC has shared voting power over 9,741,439 shares of Common Stock and shared dispositive power over 11,040,593 shares of Common Stock; ClearBridge Asset Management, Inc. has shared voting power over 25,169 shares of Common Stock and shared dispositive power over 612,242 shares of Common Stock; and Smith Barney Fund Management, LLC has shared voting and dispositive power over 106,237 shares of Common Stock.

*

Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 13.65% for Mr. William Wrigley, Jr., and 8.79% for Mr. William J. Hagenah, III.

PROPOSAL 2

The Ratification of Appointment of Ernst & Young LLP

as the Company’s Independent Registered Public Accounting Firm (Independent Auditors)

At its October 22, 2007, meeting, the Audit Committee recommended and approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2008. The Company is seeking the stockholders’ ratification of such action.

It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement and respond to appropriate questions.

Your Board And The Audit Committee Recommend That Stockholders

Vote FOR The Ratification of Appointment Of Ernst & Young LLP As

The Company’s Independent Registered Public Accounting Firm (Independent Auditors).

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised solely of independent Directors, and, among other things, is responsible for:

•	establishing policies and procedures for appointing, reviewing, and overseeing the performance and independence of the independent registered public accounting firm (independent auditors);

•	reviewing with independent auditors and financial management of the Company and approving the plan and scope of the audit and permissible audit related work;

•	pre-approving all audit and permissible non-audit fees;

•	reviewing and approving the guidelines established for the dissemination of financial information;

•

holding meetings periodically with the independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment, and compliance with Company policies;

•	reviewing consolidated financial statements and disclosures;

•	reviewing with management and independent auditors and approving disclosure controls and procedures and accounting principles and practices; and

•	performing other functions or duties deemed appropriate by the Board.

Audit Committee Pre-approval Policy

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy is attached to this Proxy Statement as Appendix A . The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Securities Exchange Act of 1934.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the stockholders, engaged Ernst & Young LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2007. The following is the breakdown of aggregate fees paid to the auditors for the Company for the last two fiscal years:

	2007		2006
	$	%(i)	$	%(i)
Audit Fees	4,142,200		3,846,700
(1) Audit Related Fees(ii)	150,000	—	134,000	—
(2) Tax Fees(iii)	—	—	—	—
(3) All Other Fees	—	—	—	—
Total	4,292,200		3,980,700

(i)	Percentage of the services (if any) for which pre-approval was waived by the Audit Committee with respect to (1), (2) and (3) only.

(ii)	Consists primarily of certain attestation services in connection with benefit plan audits.

(iii)	Consists primarily of international tax compliance and planning.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)

discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, and

(3)	received the written disclosure and letter from the Auditors required by Independence Standards Board Standard No. 1 and has discussed the Auditors’ independence with the Auditors.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 1, 2008, meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

THE AUDIT COMMITTEE

Richard K. Smucker, Chairman

John F. Bard

Howard B. Bernick

Alex Shumate

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, Directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2007 its executive officers, Directors and 10% holders complied with all filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2009 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of the Company on or before October 14, 2008. Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than November 12, 2008, nor later than December 12, 2008, in accordance with the procedures in the Company’s Bylaws.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

HOWARD MALOVANY

Senior Vice President, Secretary and General Counsel

Chicago, February 11, 2008

Appendix A

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

(Approved October 22, 2007)

I.	Statement of Principles for Audit And Non-Audit Services Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision for such services does not impair the auditor’s independence. The independent auditor has reviewed this policy and believes that implementation of the Policy will not adversely affect the auditor’s independence.

II.	Services Pre-Approved by the Audit Committee

Exhibit A to this Policy describes the nature of the audit, audit-related, and tax services that require the Audit Committee’s pre-approval. Exhibit B to this Policy describes those services that the Company’s independent auditors cannot perform as prohibited by the SEC.

III.	Pre-Approval Policy

At its October meeting, the Audit Committee will review the services expected to be provided by the independent auditor for the up-coming fiscal year to ensure that the provision of such services will not impair the auditor’s independence. At its first meeting each fiscal year, the Audit Committee will pre-approve fee levels for the then-current fiscal year for both audit and audit related services, other than internal control reviews. All tax compliance/planning projects, internal control reviews and all other services not pre-approved as part of audit or audit related services will require specific pre-approval from the Audit Committee on an individual project basis. Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described in item IV. Delegation below.

IV.	Delegation

The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditor to management. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $250,000 per service provided that the aggregate amount of such services does not exceed $750,000. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

V. Quarterly Reporting of Fee Information

By the 20th work day following each quarter-end, reporting units must submit to the Corporate Controllers Department a summary of year-to-date fees paid to the independent auditor and the latest full-year estimate expected to be paid by the following categories:

•	Audit Fees

•	Audit Related Fees

•	Tax compliance and planning

This reporting provides the Company with the basis for monitoring services provided by the independent auditors in accordance with the pre-approval policies above. Should the latest full-year estimates exceed pre-approved levels, this will be reported to the Audit Committee at the next scheduled meeting or earlier, if limits are expected to be exceeded before that time.

Exhibit A

Audit Services

•	Financial or statutory audits for the Company and its subsidiaries, including procedures to provide attestation as to the effectiveness of the Company’s internal controls.

•	Timely quarterly reviews of the Company and its subsidiaries

•	Consultations related to accounting, financial reporting or disclosure matters

•	Services associated with:

— SEC registration statements

— Periodic reports and other documents filed with the SEC

— Comfort letters and consents

Audit-related Services

•	Audits of employee benefit plans (including the Wrigley Retirement Plan, Wrigley Savings Plan, Voluntary Employee Benefits Association (VEBA) audit, and Wrigley Canada, Inc. Retirement Income Plan)

•	Due diligence services pertaining to potential business acquisitions/dispositions

•	Internal control reviews

•	Other attest services (including the Wm. Wrigley Jr. Company Foundation audit)

Tax Compliance and Planning

•	U.S. federal, state and local tax compliance and planning

•	International tax compliance and planning

•	U.S. federal, state or International transfer pricing advice or documentation

•	Expatriate tax services

Exhibit B

Prohibited Non-Audit Services by the Independent Auditor

The Securities and Exchange Act of 1934 has been amended to prohibit the Company from engaging the independent auditor to perform the following types of services:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries

•	Financial information systems design and implementation

•	Appraisal or valuation services or fairness opinions

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions or human resources

•	Broker or dealer, investment adviser, or investment banking services

•	Legal services and expert services unrelated to the audit

•	Tax services to certain persons in a Financial Reporting Oversight Role (FROR) with the company

Madison Street
One Way
One Way
Chase Tower
Auditorium
Entrance
One Way
Clark Street
Dearborn Street
N
W
E
S
One Way
Monroe Street

Madison Street
N
W
E
S
DOWN
X
Clark Street
Dearborn Street
Monroe Street

Chase Tower/Chase Auditorium

Lower Level Southeast Entrance

Directions to Chase Tower/ Chase Auditorium

Chase Auditorium is located in the Chase Tower Building, 10 South Dearborn which is bordered by Dearborn, Madison, Clark and Monroe Streets.

From the South:
Take I-80 to I-57 (which merges directly into the Dan Ryan Expressway, I-94 stay to your left). Take the Dan Ryan north into Chicago. Follow the signs for the Kennedy Expressway West. Proceed on the Kennedy to the Monroe Street exit. The exit will be on your right. Turn right (east) from the exit onto Monroe Street. Proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Chase Tower Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.

From the Southwest:
Take the Stevenson Expressway, I-55 north. Follow the signs for the Kennedy Expressway, I-90, North–Wisconsin, the exit will be on your right. Proceed on the Kennedy to the Monroe Street exit. The exit will be on your right. Turn right (east) from the exit onto Monroe Street. Proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Chase Tower Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.

From the North:
Take the Edens Expressway, I-94 to the Kennedy Expressway, 1-90 (south to Downtown Chicago). Proceed on the Kennedy to the Monroe Street exit. The exit will be on your right. Turn left (east) from the exit onto Monroe Street. Proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Chase Tower Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.

From the West:
Take the Eisenhower Expressway, I-290 east to downtown Chicago. This becomes Congress Street in downtown Chicago. Stay in the left lanes and proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Chase Tower Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.

Chase Tower/Chase Auditorium

10 South Dearborn, Chicago, IL 60603

Please use the Dearborn St. entrance

N
W
E
S
CITY HALL
MACY'S (formerly MARSHALL FIELDS)
W. WASHINGTON
ONE WAY
FRANKLIN
WELLS
S. LASALLE
S. CLARK
W. CALHOUN
S. DEARBORN
W. MADISON
ONE WAY
CHASE TOWER
W. ARCADE PL.
ONE WAY
ONE WAY
ONE WAY
ONE WAY
TWO WAYS
LaSalle Bank THEATRE
S. STATE
W. MONROE
ONE WAY
TWO WAYS
W. MARBLE PL.
W. ADAMS

Parking Locations Near Chase Tower/Chase Auditorium

Inter Parking-

145 S. Wells
Wells between Monroe and Adams

218 W. Randolph
Randolph between Wells and Franklin

17 E. Adams
Adams between State and Wabash

55 E. Monroe
Monroe between Wabash and Michigan

177 N. Wells
Wells between Randolph and Lake

203 N. LaSalle
LaSalle between Lake and Wacker

Standard Parking-

131 S. Dearborn
Dearborn between Monroe and Adams

172 W. Madison
Madison between LaSalle and Wells

Wabash-Randolph Self Park-

20 E. Randolph
Randolph between Wabash and State

Wm. WRIGLEY Jr. Company

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 12, 2008.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/wwy

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals

The Board of Directors recommend a vote “FOR” Item 1.

1. Election of Class III Directors (Term expires 2011):

For Withheld Abstain For Withheld Abstain For Withheld Abstain

01—John Rau 02—Richard K. Smucker 03—William Wrigley, Jr.

The Board of Directors and the Audit Committee recommend a vote “FOR” Item 2.

For Against Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2008.

This proxy card represents all shares of Wrigley stock (both Common and Class B Common) held in the registration indicated above. For Employee stockholders, this includes your shares held in the Wrigley Savings Plan.

B Non-Voting Items

Change of Address — Please print new address below. Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 0 1 6 0 4 0 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND <STOCK#> 00TMGF

Wm. WRIGLEY Jr. Company

Please note that admission to the Annual Meeting will be by admission ticket only, so you must bring this ticket with you. If you plan to attend the meeting, please mark the indicated box on the other side of this Proxy Card. For pre-registration, please call the Stockholder Relations Department at 1-800-874-0474.

105th Annual Meeting of Stockholders of Wm. Wrigley Jr. Company Chase Auditorium 10 South Dearborn Street Chicago, Illinois 60603 9:00 a.m. CST

Wednesday, March 12, 2008

This ticket admits the named stockholder(s) and one guest. Photocopies will not be accepted. Photo identification will be required.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY CARD — Wm. WRIGLEY Jr. Company

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 12, 2008.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR Items 1 and 2.

The stockholder represented herein appoints William Wrigley, Jr., William D. Perez, Richard K. Smucker, Howard Malovany, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held at Chase Auditorium, Chicago, Illinois, on March 12, 2008, at 9:00 a.m. CST, and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Your vote is important!

Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage-paid envelope. If you vote by telephone or internet, please do not mail your card.

If you attend the meeting, you may revoke your proxy and vote in person.